UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

FRONTIER COMMUNICATIONS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Three High Ridge Park, Stamford, CT 06905
(203) 614-5600

April 6, 2009

Dear Fellow Stockholder:

On behalf of the board of directors of Frontier Communications Corporation, I am pleased to invite you to attend our 2009 Annual Meeting of Stockholders. The meeting will be held at our offices located at Three High Ridge Park, Stamford, Connecticut 06905, on Thursday, May 14, 2009 at 10:00 a.m., Eastern Daylight Savings Time.

At this meeting, you will be asked:

•	To elect 12 directors;

•	To adopt the 2009 Equity Incentive Plan;

•	To consider and vote upon a stockholder proposal, if presented at the meeting;

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2009; and

•	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

It is important that your shares be represented, whether or not you attend the meeting. In order to ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card. You may also vote your shares via the Internet or by telephone. Information regarding voting by mail, the Internet or telephone is included on the proxy card instructions. If present, you may revoke your proxy and vote in person.

Attendance at the meeting will be limited to stockholders as of the record date, or their authorized representatives, and our guests. If you are planning to attend the meeting please mark the appropriate box on the proxy card.

We look forward to seeing you at the meeting.

Cordially,

Mary Agnes Wilderotter Chairman of the Board of Directors, President and Chief Executive Officer

Three High Ridge Park, Stamford, CT 06905
(203) 614-5600

April 6, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2009

To the Stockholders of
FRONTIER COMMUNICATIONS CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frontier Communications Corporation will be held at the company’s offices, Three High Ridge Park, Stamford, Connecticut 06905, on Thursday, May 14, 2009, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

•	To elect 12 directors;

•	To adopt the 2009 Equity Incentive Plan;

•	To consider and vote upon a stockholder proposal, if presented at the meeting;

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2009; and

•	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

The board of directors fixed the close of business on March 18, 2009 as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. At the close of business on March 18, 2009, there were 312,302,033 shares of our common stock entitled to vote at the meeting.

A complete list of stockholders entitled to vote at the meeting will be open to the examination of stockholders on the meeting date and for a period of ten days prior to the meeting at our offices at Three High Ridge Park, Stamford, Connecticut 06905, during ordinary business hours.

By Order of the Board of Directors

Hilary E. Glassman Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be held on May 14, 2009

Our proxy statement is attached. Financial and other information concerning our company is contained in our Annual Report for the fiscal year ended December 31, 2008. Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2008 Annual Report are available on our website at www.frontier.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

FRONTIER COMMUNICATIONS CORPORATION
Three High Ridge Park
Stamford, Connecticut 06905

PROXY STATEMENT

2009 Annual Meeting of Stockholders

THE MEETING

Introduction

This proxy statement is being furnished to the stockholders of Frontier Communications Corporation, a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our 2009 annual meeting of stockholders and at any adjournments thereof.

This proxy statement and the accompanying form of proxy are first being sent to holders of our common stock on or about April 6, 2009.

Date, Time and Place

The meeting will be held on May 14, 2009, at 10:00 a.m., Eastern Daylight Savings Time, at our offices located at Three High Ridge Park, Stamford, Connecticut 06905.

Matters to be Considered

At the meeting, stockholders will be asked to elect 12 directors, to adopt the 2009 Equity Incentive Plan, to consider and vote upon a stockholder proposal, if presented, and to ratify the selection of our independent registered public accounting firm. See “ELECTION OF DIRECTORS,” “PROPOSED 2009 EQUITY INCENTIVE PLAN,” “STOCKHOLDER PROPOSAL” and “RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” The board of directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote; Quorum

Stockholders as of the record date, i.e., the close of business on March 18, 2009, are entitled to notice of and to vote at the meeting. As of the record date, there were 312,302,033 shares of common stock outstanding and entitled to vote, with each share entitled to one vote. Holders of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy in order for action to be taken at the meeting.

Required Votes

Election of Directors. Under our by-laws, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward the nominee’s achievement of a majority. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for the nominee will have the same effect as a vote against the nominee.

Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director until his or her successor is elected and qualified. To address this “hold-

over” issue, we have adopted a policy under which, in non-contested elections, if a director fails to win a majority of affirmative votes for his or her election, the director must immediately tender his or her resignation from the board, and the board will decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled meeting.

Approval of the 2009 Equity Incentive Plan. Approval of the 2009 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting, provided that the total votes cast represent over 50% of all common stock entitled to vote on the proposal. Abstentions will have the same effect as a vote against approving the equity incentive plan, but will otherwise not be counted in determining the number of votes cast. Under the rules of the New York Stock Exchange (“NYSE”), brokers are not permitted to vote shares on this matter if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the plan.

Stockholder Proposal. Approval of the stockholder proposal requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the stockholder proposal. Under the rules of the NYSE, brokers are not permitted to vote shares on this matter if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the stockholder proposal.

Selection of Auditors. The ratification of the selection of KPMG LLP as our independent registered public accounting firm is being submitted to stockholders because we believe that this action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting, the Audit Committee of the board of directors will reconsider the selection of the independent registered public accounting firm, but such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the year if they believe that this change would be in our and our stockholders’ best interests. Abstentions will have the same effect as a vote against ratification of the auditors.

Voting Recommendations

The board of directors recommends that you vote FOR each nominee for director named, FOR adoption of the 2009 Equity Incentive Plan, AGAINST the stockholder proposal and FOR ratification of the selection of our independent registered public accounting firm for 2009.

Voting and Revocation of Proxies

Stockholders are requested to vote by proxy in one of three ways:

•	Use the toll-free telephone number shown on your proxy card;

•	Visit the Internet website at www.proxyvote.com and follow the on-screen instructions; or

•	Date, sign and promptly return your proxy card in the enclosed postage prepaid envelope.

Common stock represented by properly executed proxies, received by us or voted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules discussed above under “Required Votes,” if instructions are not given, proxies will be voted FOR election of each nominee for director named, FOR adoption of the 2009 Equity Incentive Plan, AGAINST the stockholder proposal and FOR ratification of the selection of our independent registered public accounting firm.

Voting instructions, including instructions for both telephonic and Internet voting, are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If a stockholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the meeting and votes in person, his or her shares will not be voted.

Any proxy signed and returned by a stockholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to our Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the meeting. Attendance at the meeting will not alone constitute revocation of a proxy.

“Householding” of Annual Report and Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Annual Report and/or the proxy statement, or if you hold in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Illinois Stock Transfer Company (in writing: 209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606-6905; by telephone: in the U.S., Puerto Rico and Canada, 1-800-757-5755; outside the U.S., Puerto Rico and Canada, 1-312-427-2953).

If we are householding materials to your address and you wish to receive a separate copy of the Annual Report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Illinois Stock Transfer as indicated above.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged The Proxy Advisory Group, LLC, a proxy solicitation agent, in connection with the solicitation of proxies for the meeting. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $35,000. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common stock held of record by them, and these custodians will be reimbursed for their reasonable expenses.

Independent Registered Public Accounting Firm

We have been advised that representatives of KPMG LLP, our independent registered public accounting firm for 2008, will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions of stockholders.

Transfer Agent

Our transfer agent is Illinois Stock Transfer Company. You should contact the transfer agent, at the phone number or address listed below, if you have questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Illinois Stock Transfer Company
209 West Jackson Boulevard, Suite 903
Chicago, IL 60606-6905
Telephone: (800) 757-5755 (in the U.S., Puerto Rico and Canada)
or (312) 427-2953 (outside the U.S., Puerto Rico and Canada)
Fax: (312) 427-2879

OWNERSHIP OF COMMON STOCK

Set forth below is certain information as of March 18, 2009 with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” and (4) all of our directors and executive officers as a group. Except as otherwise stated, the business address of each person listed is c/o Frontier Communications Corporation, Three High Ridge Park, Stamford, Connecticut 06905. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the common stock beneficially owned and has not pledged such common stock as security for any obligations.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percent of Class
Group consisting of: V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited and Fairfax Financial Holdings Limited (a)	15,593,600		5.0%
Kathleen Q. Abernathy	75,120	(b)	*
Leroy T. Barnes, Jr.	32,609	(c)	*
Peter C.B. Bynoe	32,862	(d)	*
Michael T. Dugan	21,475	(e)	*
Jeri B. Finard	65,674	(f)	*
Lawton Wehle Fitt	69,694	(g)	*
Peter B. Hayes	263,046	(h)	*
William M. Kraus	31,699	(i)	*
Daniel J. McCarthy	242,944	(j)	*
Cecilia K. McKenney	175,548	(k)	*
Howard L. Schrott	51,918	(l)	*
Larraine D. Segil	52,620	(m)	*
Donald R. Shassian	263,622	(n)	*
David H. Ward	41,778	(o)	*
Myron A. Wick, III	63,120	(p)	*
Mary Agnes Wilderotter	1,230,646	(q)	*
All directors and executive officers as a group (19 persons)	3,201,561	(r)	*

*	Less than 1%.

(a)

The business address of these beneficial owners is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7, except for 1109519 Ontario Limited, whose business address is 1600 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L3. Based on a statement on Schedule 13G filed on February 17, 2009 by V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited and Fairfax Financial Holdings Limited (“Fairfax”). Such Schedule 13G discloses that certain of the shares beneficially owned by the reporting persons are held by subsidiaries of Fairfax and by the pension plans of certain subsidiaries of Fairfax.

(b)

Includes 10,000 shares that may be acquired upon the exercise of stock options as of March 18, 2009 or within 60 days thereafter. We refer to these stock options as “currently exercisable.” Also includes 41,045 shares that may be acquired upon the redemption of stock units. Directors may elect to redeem stock units upon termination of service in the form of cash or shares of our common stock. See “Director Compensation—Non-Employee Director Compensation Program” below.

(c)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 20,609 shares that may be acquired upon the redemption of stock units.

(d)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 19,012 shares that may be acquired upon the redemption of stock units.

(e)	Consists of 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 11,475 shares that may be acquired upon the redemption of stock units.

(f)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 50,174 shares that may be acquired upon the redemption of stock units.

(g)	Consists of 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 59,694 shares that may be acquired upon the redemption of stock units.

(h)	Includes 106,312 restricted shares over which Mr. Hayes has sole voting power but no dispositive power and 101,734 shares held by a family trust.

(i)	Includes 20,699 shares that may be acquired upon the redemption of stock units and 1,718 shares held in the William M. Kraus Trust.

(j)	Includes 115,079 restricted shares over which Mr. McCarthy has sole voting power but no dispositive power and 10,356 shares held in a 401(k) plan.

(k)	Includes 104,245 of restricted shares over which Ms. McKenney has sole voting power but no dispositive power.

(l)	Includes 5,000 shares that may be acquired upon the exercise of currently exercisable stock options and 41,918 shares that may be acquired upon the redemption of stock units.

(m)	Includes 10,000 shares that may be acquired upon the exercise of currently exercisable stock options and 38,620 shares that may be acquired upon the redemption of stock units.

(n)	Includes 212,503 of restricted shares over which Mr. Shassian has sole voting power but no dispositive power.

(o)	Consists of 21,079 shares that may be acquired upon the exercise of currently exercisable stock options and 20,699 shares that may be acquired upon the redemption of stock units.

(p)

Consists of 10,000 shares that may be acquired upon the exercise of currently exercisable stock options, 45,120 shares that may be acquired upon the redemption of stock units and 8,000 shares held in the Myron A. Wick, III Trust U/A/D 2/21/56.

(q)	Includes 790,019 restricted shares over which Mrs. Wilderotter has sole voting power but no dispositive power and 425,627 shares held by a family trust.

(r)

Includes 1,536,797 restricted shares over which executive officers have sole voting power but no dispositive power, 106,079 shares that may be acquired pursuant to the exercise of currently exercisable stock options by directors, 111,648 shares that may be acquired pursuant to the exercise of currently exercisable stock options by executive officers and 369,065 shares that may be acquired upon the redemption of stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Such directors, officers and greater than 10% stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of such reports furnished to us, or representations that no reports were required, we believe that during the year ended December 31, 2008, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

At the meeting, 12 directors are to be elected to serve until the next annual meeting or until their successors have been elected and qualified. All of the following nominees are currently serving as directors. Directors will be elected by a majority of the votes of the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting.

The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the 12 nominees named by the board of directors and listed on the following table. In case any of these nominees should become unavailable for any reason, the persons named in the enclosed form of proxy have advised that they will vote for such substitute nominees as the board of directors may propose.

Name and Present Position, if any, with the Company	Age, Period Served as Director, Other Business Experience during the Last Five Years and Family Relationships, if any
Kathleen Q. Abernathy

Ms. Abernathy, 52, has served as a Director since April 2006. Since October 2008, Ms. Abernathy has been a partner at the law firm of Wilkinson Barker Knauer, LLP. Prior to that time, she was a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP from March 2006 to October 2008. From June 2001 to December 2005, she served as a Commissioner at the Federal Communications Commission. Prior to that time, she was Vice President, Public Policy at Broadband Office Communications, Inc., a provider of commercial communications services, from 2000 to 2001. Ms. Abernathy is a Director of Purple Communications, Inc.

Leroy T. Barnes, Jr.

Mr. Barnes, 57, has served as a Director since May 2005. Prior to his retirement, he was Vice President and Treasurer of PG&E Corp., a holding company for energy-based businesses, from 2001 to 2005 and Vice President and Treasurer of Gap Inc., a clothing retailer, from 1997 to 2001. Mr. Barnes is a Director of Herbalife International and The McClatchy Company.

Peter C.B. Bynoe

Mr. Bynoe, 58, has served as a Director since October 2007. Since January 2008, Mr. Bynoe has served as a Senior Counsel in the Chicago office of the international law firm DLA Piper US LLP. Since February 2008, he has been a Managing Director at Loop Capital Markets LLP. From March 1995 until December 2007, Mr. Bynoe was a senior Partner at DLA Piper US LLP and served on its Executive Committee. Prior to that, he managed Telemat Ltd., a business consulting firm that he founded in 1982. Mr. Bynoe is a Director of Covanta Holding Corporation.

Michael T. Dugan

Mr. Dugan, 60, has served as a Director since October 2006. Mr. Dugan has been a Senior Technical Advisor to EchoStar Corporation since January 2008, when EchoStar was spun-off from DISH Network Corporation. From May 2004 to December 2007, he served DISH Network alternately as Chief Technical Officer and Senior Technical Advisor from time to time. From April 2000 to May 2004, he was President and Chief Operating Officer of DISH Network. Prior to that time, Mr. Dugan held various positions with DISH Network and its subsidiaries commencing in 1990. Mr. Dugan is a Director of EchoStar Corporation.

Name and Present Position, if any, with the Company	Age, Period Served as Director, Other Business Experience during the Last Five Years and Family Relationships, if any
Jeri B. Finard

Ms. Finard, 49, has served as a Director since December 2005. Since December 2008, Ms. Finard has been Senior Vice President, Global Brand President of Avon Products, Inc., a global beauty products company. She was Executive Vice President and Chief Marketing Officer of Kraft Foods, Inc., a manufacturer and marketer of packaged foods and beverages, from April 2006 to May 2007. Prior to that time, Ms. Finard was Executive Vice President, Global Category Development of Kraft Foods, Inc. from April 2005 to April 2006, Group Vice President and President of N.A. Beverages Sector of Kraft Foods, Inc. from October 2004 to April 2005, Executive Vice President of Kraft Foods North America from 2000 to 2004 and General Manager of Kraft’s Coffee Division in 2004 and of Kraft Food’s Desserts Division from 2000 to 2003.

Lawton Wehle Fitt

Ms. Fitt, 55, has served as a Director since January 2005. Ms. Fitt has been a Senior Advisor to GSC Group, an alternative investment manager, since October 2006, and a Founding Partner of Circle Financial Group, LLC, an investment group, since February 2006. Prior to that time, she was Secretary (Chief Executive Officer) of the Royal Academy of Arts from October 2002 to March 2005 and a Partner and Managing Director of Goldman Sachs from 1994 to 2002. Ms. Fitt is a Director of Ciena Corporation, Thomson Reuters Corporation and Overture Acquisition Corp.

William M. Kraus	Mr. Kraus, 83, has served as a Director since July 2002. Prior to his retirement, Mr. Kraus was a Director of Century Communications Corp. and Centennial Cellular Corp. from 1985 to 1999.
Howard L. Schrott

Mr. Schrott, 54, has served as a Director since July 2005. Since February 2006, Mr. Schrott has been a Principal in Schrott Consulting, a division of AMMC, Inc., a management consulting firm, for which he also serves as Chief Financial Officer. Prior to that time, he was Chief Financial Officer of Liberty Corporation, a television broadcaster, from 2001 to February 2006.

Larraine D. Segil

Ms. Segil, 60, has served as a Director since March 2005. Ms. Segil has been Chief Executive Officer of Larraine Segil Inc. (formerly Larraine Segil Productions, Inc.), since 1987 and Co-Founder of The Lared Group, a business strategy consulting group, since 1987. She has also been a senior research fellow at the IC2 Institute at the University of Texas, Austin on strategy and alliances, since 1991, a member of the Entrepreneurs Board of Advisors for the UCLA Anderson School of Management since 1991 and a member of the board of LARTA, the Los Angeles Technology Alliance from 1994 to 2008. From 2003 until December 2006, Ms. Segil was a Partner of Vantage Partners, a business strategy consulting group.

Name and Present Position, if any, with the Company	Age, Period Served as Director, Other Business Experience during the Last Five Years and Family Relationships, if any
David H. Ward

Mr. Ward, 71, has served as a Director since May 2003. Mr. Ward has been Treasurer of Voltarc Technologies, Inc., a specialty lamp manufacturer, since 2007 and was Chief Financial Officer of Voltarc from 2001 to 2007. In October 2008, Voltarc filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code. Mr. Ward has also been a Principal of Lighting Technologies Holdings, Inc. (successor to Innovative Technologies Group LLC), a holding company owning several lighting manufacturing companies, since 1999.

Myron A. Wick, III

Mr. Wick, 65, has served as a Director since March 2005. Mr. Wick has been Managing Director of McGettigan & Wick, Co., an investment banking firm, since 1988 and a Principal of Proactive Partners, L.P., a merchant banking fund, since 1989. He is also a Director of Tanknology, Inc. and Chairman of Horizon Fuel Cell Technology and The Hoffman Institute and a Trustee of St. Mark’s School.

Mary Agnes Wilderotter, Chairman of the Board, President and Chief Executive Officer

Mrs. Wilderotter, 54, has served as a Director since September 2004. She has served as our President and Chief Executive Officer since November 2004 and as our Chairman of the Board since December 2005. Prior to joining our company, she was Senior Vice President—World Wide Public Sector of Microsoft Corp. from February 2004 to November 2004 and Senior Vice President—Worldwide Business Strategy of Microsoft Corp. from 2002 to 2004. From 1997 to 2002, she was President and Chief Executive Officer of Wink Communications, an interactive telecommunications and media company. Mrs. Wilderotter is a Director of Xerox Corporation and Yahoo!, Inc.

The board of directors recommends that you vote FOR the election of all nominees for director.

DIRECTOR COMPENSATION

The following table sets forth compensation information for 2008 for each person who served as a non-employee member of our board of directors during 2008. Mary Agnes Wilderotter, our Chairman, President and Chief Executive Officer, is not included in this table as she is an employee of the company and thus receives no compensation for her services as a director. The compensation received by Mrs. Wilderotter as an employee of the company is shown in the Summary Compensation Table elsewhere in this proxy statement.

2008 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Kathleen Q. Abernathy	—	$179,428	—	$179,428
Leroy T. Barnes, Jr.	$80,125	$(3,957)	—	$76,168
Peter C.B. Bynoe	—	$114,840	—	$114,840
Michael T. Dugan	$68,000	$21,940	—	$89,940
Jeri B. Finard	—	$9,886	—	$9,886
Lawton Wehle Fitt	—	$209,535	—	$209,535
William M. Kraus	$70,812	$60,006	—	$130,818
Howard L. Schrott	$62,000	$4,476	—	$66,476
Larraine D. Segil	$37,000	$140,405	—	$177,405
Bradley E. Singer (3)	$7,000	$28,043	$342,415	$377,458
David H. Ward	$78,875	$60,004	—	$138,879
Myron A. Wick, III	$47,000	$(523)	—	$46,477

(1)

The amounts shown in this column represent the dollar amount recognized by us for stock unit grants to directors for financial statement reporting purposes with respect to 2008 in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”). As such, these amounts may include amounts from awards granted in and prior to 2008. For a discussion of valuation assumptions, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. The dollar amount of dividends on stock units is reflected in such amounts. Dividends are paid on stock units held by directors at the same rate and at the same time as we pay dividends on shares of our common stock. No above-market or preferential dividends were paid with respect to any stock units. Dividends on stock units are paid in the form of additional stock units.

For directors who have elected to receive cash in settlement of their stock unit accounts upon termination of service, we revalue their stock units in accordance with FAS 123R on a quarterly basis to reflect the then current value of the units. Accordingly, the amounts shown in this column will differ from the grant date fair value shown below in footnote (2), which is fixed on the date of grant. Further, the grant date fair values shown below in footnote (2) include only grants made in 2008, whereas the amounts shown in the table above reflect amounts from grants made in other years as well.

The following table sets forth (a) the grant date fair value, pursuant to FAS 123R, of the stock units granted to directors in 2008, (b) the aggregate number of stock units held by directors at year-end and (c) the aggregate number of stock options held by directors at year-end.

Name	Grant Date Fair Value of Stock Unit Grants in 2008	Number of Stock Units Held at Year-End	Number of Stock Options Held at Year-End
Kathleen Q. Abernathy	$155,488	37,545	10,000
Leroy T. Barnes, Jr.	$43,820	17,109	10,000
Peter C.B. Bynoe	$148,876	15,512	10,000
Michael T. Dugan	$43,820	7,975	10,000
Jeri B. Finard	$131,965	45,234	10,000
Lawton Wehle Fitt	$172,829	54,754	10,000
William M. Kraus	$43,820	17,199	—
Howard L. Schrott	$110,794	38,418	5,000

Name	Grant Date Fair Value of Stock Unit Grants in 2008	Number of Stock Units Held at Year-End	Number of Stock Options Held at Year-End
Larraine D. Segil	$110,794	33,680	10,000
Bradley E. Singer	$72,284	—	10,000
David H. Ward	$43,820	17,199	21,079
Myron A. Wick, III	$110,794	40,180	10,000

(2)

The amount in this column represents the cash paid to Mr. Singer in settlement of his stock unit account upon his retirement from the board of directors. For a discussion of how this amount was determined, see “Non-Employee Director Compensation Program” below.

(3)	Mr. Singer retired from the board of directors on May 14, 2008.

Non-Employee Director Compensation Program

Directors who are also our employees receive no remuneration for service as a member of our board of directors or any committee of the board. Each director who is not our employee is entitled to receive a retainer, which he or she has the option of receiving in the form of 5,760 stock units, as described below, or a cash payment of $40,000, in each case payable in advance in quarterly installments on the first business day of each quarter. Each director is required to irrevocably elect by December 31 of the prior year whether to receive his or her retainer in cash or in stock units. Each non-employee director receives a fee of $2,000, plus reasonable expenses, for each in-person meeting of the board of directors or committee of the board attended and $1,000 for each telephonic meeting of the board of directors or committee of the board attended, in each case payable in arrears on the last business day of each quarter. The Lead Director receives an additional annual stipend of $15,000, the chair of the Audit Committee receives an additional annual stipend of $25,000, the chair of the Compensation Committee receives an additional annual stipend of $15,000, the chair of the Nominating and Corporate Governance Committee receives an additional annual stipend of $7,500 and the chair of the Retirement Plan Committee receives an additional annual stipend of $5,000. The annual stipends paid to the Lead Director and each of the committee chairs are payable in arrears in equal quarterly installments on the last business day of each quarter. Effective January 1, 2009, the annual stipend for the chair of the Compensation Committee was increased to $20,000 and the annual stipend for the chair of the Retirement Plan Committee was increased to $7,500. All other fees, retainers and stipends remain the same.

Upon commencement of services as a director, each non-employee director is granted options to purchase 10,000 shares of common stock at an exercise price equal to the closing price of our common stock on the date the director is elected to the board. The option grants are made under the Non-Employee Directors’ Equity Incentive Plan (the “Directors Plan”). Prior to adoption of the Directors Plan on May 25, 2006, these option grants were made under our Amended and Restated 2000 Equity Incentive Plan. These options become exercisable six months after the grant date and expire on the tenth anniversary of the grant date or, if earlier, on the first anniversary of a director’s termination of service with respect to options granted after May 25, 2006. Directors also receive an annual stock unit award, which is currently fixed at 3,500 stock units, on the first business day of each year. These stock awards were made under the Non-Employee Directors’ Deferred Fee Equity Plan (the “Predecessor Plan”) for years prior to 2007 and under the Directors Plan starting in 2007.

In addition, each member of the board of directors and his or her spouse is eligible to participate in our medical, dental and vision plans at the same contribution rates as our management employees. Retired directors and their spouses who were participating in these plans at the time of their retirement from our board may continue to participate in the plans, but generally are required to pay 100% of the cost.

In addition to electing the form of his or her annual retainer, a director may elect to have either 50% or 100% of his or her meeting fees, and in the case of the Lead Director and committee chairs their annual stipends, paid in cash or stock units. If a director elects payment of his or her fees in stock units, units are credited in an amount that is equal to the cash payment the director otherwise would have received, based upon a formula where the cash payment amount is the numerator and the “Initial Market Value” of our common stock is the denominator. Under the Predecessor Plan, the Initial Market Value was equal to 85% of the average of the high and low prices of the common stock on the first trading day of the year in which the units are earned. Under the Directors Plan, the Initial Market Value is equal to 85% of the closing price of the common stock on the grant date of the units. Stock units for fees and stipends are earned quarterly and credited to the director’s account on the last business day of the quarter in which the fees and stipends were earned. We hold all stock units until a director’s termination of service, at which time the units are redeemable, at the director’s election, in either cash or in shares of our common stock. Under limited circumstances, the board of directors may also authorize hardship redemption of some or all of a director’s stock units prior to the director’s termination of service.

Mr. Singer retired from the board on May 14, 2008 and elected to receive cash in settlement of his stock unit account. Accordingly, he received cash equal to the fair market value of the stock units in his stock unit account. Fair market value of a stock unit is equal to the fair market value of a share of our common stock (a) on the date of retirement, with respect to stock units awarded under the Directors Plan and (b) on the tenth day following the date of retirement, with respect to stock units awarded under the Predecessor Plan. The settlement of his stock unit account took place on May 27, 2008 in accordance with the plans.

CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the board of directors believes are “best practices,” as well as those that we are required to comply with pursuant to the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the NYSE. A copy of our Corporate Governance Guidelines is available upon request to our Secretary, or may be viewed or downloaded from our website at www.frontier.com.

Director Independence

The board of directors is required to affirmatively determine that a majority of our directors is independent under the listing standards of the NYSE. The board of directors undertakes an annual review of director independence. As a result of this review, the board of directors affirmatively determined that Messrs. Barnes, Bynoe, Dugan, Kraus, Schrott, Ward and Wick and Mses. Abernathy, Finard, Fitt and Segil are independent under the rules of the NYSE. In determining director independence, the board of directors reviewed not only relationships between the director and our company, but also relationships between our company and the organizations with which the director is affiliated. After considering the relevant facts and circumstances, the board of directors determined that none of these individuals has a material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company), other than as a director of our company, and that each of these directors is free from any relationship with our company that would impair the director’s ability to exercise independent judgment. The board determined that the following relationships are not material relationships and therefore do not affect the independence determinations: Mr. Dugan is a Senior Technical Advisor and a member of the Board of Directors of EchoStar Corporation. We made payments to DISH Network Corporation, an affiliate of EchoStar, under our agreement with DISH which accounted for less than 1% of DISH’s gross consolidated revenues in each of the last three years. Ms. Fitt is a member of the Board of Directors of Ciena Corporation. Over the past three years, we purchased an immaterial amount of communications equipment from an affiliate of Ciena.

Meetings of the Board of Directors

The board of directors held 14 meetings in 2008. Each incumbent director attended at least 75% of the aggregate of these meetings (during the period that he or she served as a director) and the total number of meetings held by all committees of the board on which he or she served. It is our policy that the directors attend the annual meeting of stockholders. All directors who were members of the board of directors at the time of last year’s annual meeting of stockholders attended that meeting.

Committees of the Board

The board of directors has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Retirement Plan.

Audit Committee. The Audit Committee is composed of four independent directors and operates under a written charter adopted by the board of directors. A copy of the Audit Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from our website, www.frontier.com. The Audit Committee currently consists of Mr. Schrott, as Chair, Mr. Barnes, Mr. Ward and Ms. Segil. Each member of the Audit Committee is financially literate, as required by the listing standards of the NYSE. In addition, the board of directors has determined that each of Messrs. Barnes and Schrott meets the standard of an “audit committee financial expert” under the rules of the SEC. The Audit Committee met five times and took action on one other occasion in 2008.

The Audit Committee selects our independent registered public accounting firm. Management is responsible for our internal controls and financial reporting process. The Audit Committee assists the board of directors in undertaking and fulfilling its responsibilities in monitoring (i) the integrity of our consolidated financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications of our internal auditors and the independence and qualifications of our independent registered public accounting firm and (iv) the performance of our internal audit function and independent registered public accounting firm.

In accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the NYSE, the Audit Committee pre-approves all auditing and permissible non-auditing services that will be provided by KPMG LLP, our independent registered public accounting firm.

In accordance with the rules of the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. The Compensation Committee is composed of five independent directors and operates under a written charter adopted by the board of directors. A copy of the Compensation Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from our website, www.frontier.com. Each member of the Compensation Committee is an “outside director” under Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews our general compensation strategies; acts as the committee for our incentive compensation plans; and establishes and reviews compensation for the Chief Executive Officer and other executive officers. The Compensation Committee also oversees and approves compensation policy and incentive plan design, costs and administration. The Compensation Committee, which met eight times and took action on one other occasion in 2008, currently consists of Ms. Fitt, as Chair, and Ms. Abernathy, Ms. Finard, Mr. Bynoe and Mr. Wick.

The Compensation Committee’s responsibilities, which are set forth in its charter, include, among other duties, the responsibility to:

•

annually review and approve, for the CEO and the other senior executives of the company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive compensation opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/ provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits;

•	review periodically and recommend to the board, the compensation of all directors;

•

review the company’s incentive compensation plans and equity-based plans and recommend to the board changes in such plans as needed. The Committee has and shall exercise all authority of the board with respect to the administration of such plans; and

•	review and approve all grants of awards, including the award of shares or options to purchase shares, pursuant to our incentive and equity-based compensation plans.

Mrs. Wilderotter makes recommendations with respect to the compensation for the other senior officers to the Compensation Committee for their final review and approval.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee. The Compensation Committee engages compensation consultants from time to time to assist the Committee in evaluating the design and assessing the competitiveness of its executive compensation program. For more detailed information on the role of compensation consultants, see “Compensation Discussion and Analysis—Roles and Responsibilities” and “—Market and Peer Group Reviews” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of five independent directors and operates under a written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter is available upon request to our Secretary, or may be viewed or downloaded from our website, www.frontier.com. One of the committee’s functions is to recommend candidates for election to the board of directors. The Nominating and Corporate Governance Committee intends to use a variety of means of identifying nominees for director, including recommendations from current board members and from stockholders. In determining whether to nominate a candidate, the Nominating and Corporate Governance Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of our existing needs and then assess the need for new or additional members to provide those capabilities. In addition, the Nominating and Corporate Governance Committee takes a leadership role in shaping our corporate governance, including making recommendations on matters relating to the composition of the board of directors and its various committees and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, which met three times in 2008, currently consists of Mr. Bynoe, as Chair, and Ms. Abernathy, Mr. Kraus, Mr. Schrott and Ms. Segil.

Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership to the board of directors and should be directed to our Secretary at the address of our principal executive offices. To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary not less than 90 days nor more than 120 days before the anniversary date of the immediately prior annual stockholders meeting, unless the annual meeting is moved by more than 30 days before or after the anniversary of the prior year’s annual meeting, in which case the notice must be received not less than a reasonable time, as determined by our board, prior to the printing and mailing of proxy materials for the applicable annual meeting. The notice should include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in our company. See “Proposals by Stockholders” for the deadline for nominating persons for election as directors for the 2010 annual meeting.

Each candidate for nomination as a director, including each person recommended by stockholders, is evaluated in accordance with our Corporate Governance Guidelines. In addition, the board of directors has adopted guidelines to be used by the Nominating and Corporate Governance Committee in selecting candidates for membership to the board of directors. These guidelines set forth general criteria for selection, including that the background and qualifications of the directors, as a group, should be diverse, and a nominee should possess a depth of experience, knowledge and abilities that will enable him or her to assist the other directors in fulfilling the board’s responsibilities to our company and our stockholders. In addition, a nominee must be willing to commit that he or she will comply with our director stock ownership guidelines, as discussed below. The guidelines also include the following special criteria for the selection of director nominees:

•	A nominee must have a reputation for integrity, honesty, fairness, responsibility, good judgment and high ethical standards.

•	A nominee should have broad experience at a senior, policy-making level in business, government, education, technology or public interest.

•	A nominee should have the ability to provide insights and practical wisdom based on the nominee’s experience and expertise.

•	A nominee should have an understanding of a basic financial statement.

•	A nominee should comprehend the role of a public company director, particularly the fiduciary obligation owed to our company and our stockholders.

•	A nominee should be committed to understanding our company and its industry and to spend the time necessary to function effectively as a director.

•	A nominee should neither have nor appear to have a conflict of interest that will impair the nominee’s ability to fulfill his or her responsibilities as a director.

•

A nominee should be “independent,” as defined by the SEC and the NYSE. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in our best interests.

Decisions regarding the renomination of directors for additional terms on the board of directors are governed by the general and specific criteria described above and by the Nominating and Corporate Governance Committee’s evaluation of the directors’ performance and contribution to the board. In addition, as a general rule, a non-employee director will not be renominated if he or she has served 15 years as a member of the board of directors. The Nominating and Corporate Governance Committee reserves the right to renominate any director regardless of the length of his or her service if, in the judgment of the Nominating and Corporate Governance Committee, such renomination is in our company’s and our stockholders’ best interests.

The board of directors has approved stock ownership guidelines for non-management directors. Each non-management director is expected to purchase a minimum of $50,000 in shares of our common stock by the later of May 18, 2010 and three years after joining the board and retain ownership of the number of shares purchased (irrespective of the changes in value of such shares) as long as he or she serves on the board of directors. The investment can be made by purchasing shares in the open market or exercising stock options.

The information contained in this proxy statement with respect to the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter and the independence of the non-management members of the board of directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

Retirement Plan Committee. The Retirement Plan Committee is composed of four independent directors and operates under a written charter adopted by the board of directors. The Retirement Plan Committee oversees our company’s retirement plans, including reviewing the investment strategies and asset performance of the plans, compliance with the plans and the overall quality of the asset managers, plan administrators and communications with employees. The Retirement Plan Committee, which met three times and took action on one other occasion in 2008, currently consists of Mr. Barnes, as Chair, and Mr. Dugan, Ms. Fitt and Mr. Ward.

Executive Sessions of the Board of Directors

The non-management directors have regularly scheduled executive sessions in which they meet outside the presence of management. At least one of the executive sessions each year is attended only by independent directors. Myron A. Wick, III has been elected as the Lead Director by our independent directors. Mr. Wick presides at executive sessions of the board.

Communications with the Board of Directors

Any stockholder or interested party who wishes to communicate with the board of directors or any specific director, including the Lead Director, any non-management director, or the non-management directors as a group, may do so by writing to such director or directors at: Frontier Communications Corporation, Three High Ridge Park, Stamford, Connecticut 06905. This communication will be forwarded to the director or directors to whom it is addressed. This information regarding contacting the board of directors is also posted on our website at www.frontier.com.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code of Conduct”) to which all employees, executive officers and directors, which for purposes of the Code of Conduct we collectively refer to as

“employees,” are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that all employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity. Employees are required to report any conduct that they believe, in good faith, is an actual or apparent violation of the Code of Conduct and may do so anonymously by using our Ethics Hotline. The Code of Conduct includes specific provisions applicable to our principal executive officer and senior financial officers. These officers are required to certify as to any actual or potential conflicts of interest involving them and our company. We post amendments to or waivers from the provisions applicable to our senior executives on our website. A copy of the Code of Conduct is available upon request to our Secretary, or may be viewed or downloaded from our website.

Related Person Transactions Policy

The board of directors adopted a policy addressing our procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to SEC regulations. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which we are involved, with a “related person” (as defined in the SEC regulations) who has or will have a direct or indirect material interest and which exceeds $120,000 in the aggregate shall be subject to review, approval or ratification by the Nominating and Corporate Governance Committee. In its review of related person transactions, the Nominating and Corporate Governance Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the significance of the transaction to us and to the “related person” and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of our company.

No member of the Nominating and Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person” provided that such person can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the committee or the board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides information regarding the 2008 compensation program in place for our Chairman, President and Chief Executive Officer (our CEO), our Chief Financial Officer (our CFO) and the three most highly-compensated executive officers other than our CEO and CFO. These are the executive officers named in the Summary Compensation Table presented in this proxy statement (the “named executive officers”). This section includes information regarding our executive compensation philosophy, the overall objectives of our compensation program and each component of compensation that we provide. This section also describes the key factors the Compensation Committee considered in determining the compensation for the named executive officers in 2008.

Executive Compensation Philosophy

The company’s executive compensation philosophy is designed to achieve a number of objectives:

Establish clear alignment between the interests of our executives and those of our stockholders. Our executive compensation program is designed to align the interests of our executives with those of our stockholders by rewarding performance measured by certain key financial metrics, including revenue growth, earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA less capital expenditures (operating free cash flow), and specific operating goals. In the case of annual awards, these metrics and goals are derived from the company’s annual business plan and are discussed in more detail below.

Additionally, the executives’ interests are aligned with our stockholders’ interests through the use of restricted stock awards rather than cash as a significant component of annual compensation. This encourages our executives to focus their attention on decisions that emphasize long-term returns for our stockholders. We also have established and maintain minimum stock ownership guidelines for our CEO and her direct reports who are members of our Senior Leadership Team (which includes all named executive officers and two other executive officers). In March 2008, we adopted the Long-Term Incentive Plan (LTIP) which will further promote the alignment of executive and stockholder interests by linking long-term incentive awards granted to our executives, which are payable in shares of the company’s common stock, to aggressive growth goals over three-year performance periods.

Reinforce our performance culture. Our executive compensation program is designed to reward superior performance. We do this by making a majority of our named executive officers’ compensation “at risk” and contingent upon achievement of specified company and individual performance goals. The components of executive compensation that are at risk are: the annual cash bonus, restricted stock awards, the profit sharing contribution and the LTIP.

•	Annual cash bonuses are paid based upon achievement of specified company level financial and non-financial targets and individual performance.

•

Restricted stock is awarded annually to executives based on achievement of specified company level financial targets and individual performance. In addition to the value executives derive from the restricted stock award itself, they also receive long-term value from any increases in the market value of the company’s common stock over time and from the dividends they receive from the vested and unvested shares that they have been awarded.

•

Profit Sharing contributions are made to executives’ 401(k) accounts if the company exceeds its EBITDA goal. These awards are made in the exact same manner to all of the company’s participating non-union employees.

•

The LTIP is designed to promote long-term performance by rewarding the achievement of specified company level financial targets over three-year performance periods. LTIP awards are payable in shares of the company’s common stock at the end of the applicable three-year performance period.

Compensation based on the achievement of specified goals and targets reinforces our performance culture, which is one of our company priorities. Given the intensely competitive environment in the communications services industry, we believe that it is important that we have a culture that rewards performance with respect to critical strategic, financial and operational goals.

Hire and retain talented executives. The quality of the individuals we employ at all levels of the organization is a key driver of our performance as a company, both in the short-term and in the long-term. Accordingly, it is critical for us to be able to hire and retain the best executive talent in the marketplace and one of the important tools to do so is to pay competitive total compensation.

In order for us to hire and retain high performing executives with the skills critical to the long-term success of our company, we have implemented a compensation program that is competitive with compensation that is paid to executives in comparable companies. We have also established multi-year vesting schedules for restricted stock awards and LTIP award opportunities that are designed to help us retain valuable executives notwithstanding the competition for talent.

Ensure company goals are fully aligned throughout the organization. Each year, we establish goals in three broad categories that we refer to as the “3Ps” (People, Product and Profit). These goals reflect the performance objectives that we have established for the upcoming year for all employees, including the named executive officers. In the fourth quarter of 2007, Mary Agnes Wilderotter, our CEO, along with the top company leaders, created the company’s business plan for 2008. The 3Ps for 2008 were derived from the 2008 business plan, both of which were reviewed by the Compensation Committee and adopted by the board of directors. Following their approval, the 3P goals were communicated to all employees in the first quarter of 2008 to drive company performance. The named executive officers are accountable for leading the company to achieve the 3P goals each year and are rewarded based on achieving specified 3P goals that are the key priorities for our business.

Compensation Program Design

To achieve the objectives described above, we offer a straightforward executive compensation program that is designed to reward our executives for both short term (one year) and long term performance. For 2008, five primary components of compensation were available to our executives: base salary, an annual cash bonus opportunity, restricted stock awards, a profit sharing contribution and an LTIP award opportunity. Of these, only base salary represented “fixed” compensation. Each of the other components was “variable” based on the performance of both the company and, except for the profit sharing contribution, the individual executive, measured against specific pre-established goals and targets.

The Compensation Committee considers many factors in determining the amount of total compensation and the individual components of that compensation for each named executive officer, including the executive’s experience level, value to the organization and scope of responsibility. As the market for talented executives is highly competitive, we also consider the compensation that is paid to executives in comparable companies with whom we compete for talent, which we refer to as our “peer group.” For more information about our peer group, see “Market and Peer Group Reviews” below. The peer group information provides valuable comparative insights and is one of many factors considered by the Compensation Committee in setting executive compensation. In general, it is our aim to offer total compensation to our executives that would place them in the 50th to 75th percentile rank for the peer group. By targeting the 50th to 75th percentile of our peer group for total compensation, we believe we can successfully hire, motivate and retain talented executives.

Roles and Responsibilities

As described in its charter, the Compensation Committee is responsible for overseeing and approving the company’s executive compensation philosophy and compensation programs, as well as determining and approving the compensation for our CEO and other key senior executives. At the beginning of each year, the Compensation Committee reviews and approves the 3Ps, as well as individual performance goals for the named executive officers, and approves the target levels for each of the compensation components that apply to the named executive officers for the upcoming year. Each year, at its February committee meeting, the Compensation Committee assesses our CEO’s performance for the year just ended to determine the appropriate award for each component of her total compensation. The Compensation Committee then reviews their recommendations for our CEO with the non-management directors before finalizing their decision.

Our CEO annually reviews the performance of the other key senior executives for the year just ended, including the named executive officers, and presents to the Compensation Committee her performance assessments and compensation recommendations, including the award for each component of the executive’s total compensation. Mrs. Wilderotter’s review consists of an assessment of the executive’s performance against the company level and individual goals and targets. The Compensation Committee then follows a review process with respect to these executives similar to that undertaken for Mrs. Wilderotter. After review, the Compensation Committee approves the compensation decisions for these executives.

The Compensation Committee retains an independent executive compensation consultant to assist in the development of compensation programs, evaluation of compensation practices and the determination of compensation awards. The role of the compensation consultant is to provide objective third-party data, advice and expertise in executive compensation matters. In 2008, the Compensation Committee again engaged Compensia, Inc. as its independent executive compensation consultant. The decisions made by the Compensation Committee are the responsibility of the Compensation Committee and reflect factors and considerations in addition to the information and recommendations provided by the compensation consultant.

The Compensation Committee reviews on a periodic basis the company’s management compensation programs, including any management incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purposes(s), and recommend to the board any modifications or new plans or programs.

Components of the Executive Compensation Program

The following components comprise our executive compensation program and post-employment compensation, the rationale for each component and how awards were determined for 2008.

Cash Compensation

Base Salary. Base salary levels for our executives are set at approximately the 50th percentile for comparable executives within our peer group. We believe a salary scale set at this level, when considered together with the other components of compensation, is sufficient to attract and retain talented executives. We conduct an annual merit review of our executives, generally held in February of each year, where each executive’s performance for the year just ended is reviewed against his or her individual and company goals. The overall budget for merit increases is set by management using an average of the merit increase percentages in national compensation surveys in each year and company performance. Executives are eligible for increases to their base salary based on individual performance.

Executives may also receive an increase to their base salary when they are promoted, if they are given increased responsibility or if an executive’s base salary is determined to be below the 50th percentile of our peer group. The Compensation Committee determines all changes to the base salary of Mrs. Wilderotter, which are then subsequently reviewed by the non-management directors. Mrs. Wilderotter recommends changes in the base salary for our other named executive officers to the Compensation Committee for its review and approval. Base salary represented between approximately 20 and 30 percent of each named executive officer’s total compensation for 2008 (for this purpose, consisting of base salary, the annual cash bonus payment and the grant date fair market value of restricted stock awards; the annualized LTIP award opportunity was excluded from this calculation because it was cancelled). This is consistent with our philosophy of having a majority of the named executive officer’s compensation “at risk” and contingent upon specified company and individual performance goals.

Annual Bonus. The named executive officers participate in the Frontier Bonus Plan (formerly called Citizens Incentive Plan), which is the same bonus plan in which all of our company’s non-union employees participate. This component of executive compensation is designed to incent and reward our executives for achieving pre-established and measurable performance goals. Target bonuses are established at the beginning of each year and are set as a percentage of the named executive officer’s base salary, ranging from 75% to 100% of base salary. The target bonus for Mrs. Wilderotter is 100% of her base salary in accordance with the terms of her employment agreement. The terms of her employment agreement are described below under “Employment Arrangements; Potential Payments upon Termination or Change-in-Control.” Annual cash bonuses represented between approximately 20 and 30 percent of each named executive officer’s total compensation for 2008.

The performance goals for the Frontier Bonus Plan are based on our 3P goals and each of the named executives has his or her individual goals, which are consistent with our overall 3P goals. These goals are “stretch” goals that are designed to incent our executives to drive high performance and achieve the company’s strategic operational and financial objectives. As a result, we believe the goals will be difficult to achieve but are attainable with significant effort. In the last three years, the company has performed at varying levels of the established 3P goals; for certain goals the performance was below the target, others were met and some goals were exceeded.

Bonuses may be paid upon partial or full achievement of company and individual goals. Eighty-five percent of an executive’s bonus is determined based on the performance against certain 3P goals for Profit and Product. The remaining 15 percent of the executive’s bonus is based on his or her leadership and performance against certain 3P goals for People and the individual goals set for him or her for the applicable year. The actual bonus payout is within a range of 0–120% of each executive’s target bonus opportunity. The Compensation Committee determines the actual bonus payout for Mrs. Wilderotter (subject to the same range), which is then subsequently reviewed by the non-management directors. Mrs. Wilderotter recommends bonus payouts for the other named executive officers to the Compensation Committee for its review and approval.

For 2008, the 3P goals for Profit included achieving specified target levels for revenue, EBITDA, capital expenditures, operating free cash flow and acquisition integration. The 3P goals for Product included internet and wireless data revenue growth, implementing critical customer service plans, completing system upgrades/conversions and achieving specified sales target levels for Frontier products. The Profit and Product goals were weighted at 85% for the Senior Leadership Team. The 3P goals for People included initiatives to hire and retain talented employees and reinforce our performance culture and were part of the executive’s individual leadership component which was weighted at 15%. The bonus pool for 2008 was established in proportion to the company’s performance on the Profit and Product goals.

In determining bonus payouts for the named executive officers for 2008, the company’s performance against the Profit goals was as follows:

•	revenue, 95.8%, with actual revenue of $2,237.0 million versus a target of $2,335.0 million;

•	EBITDA (defined as operating income plus depreciation and amortization), 94.9%, with actual EBITDA of $1,204.3 million versus a target of $1,269.2 million;

•	capital expenditures, 100.0%, with actual capital expenditures of $288.3 million versus a target of $310.0 million; and

•	operating free cash flow, 95.5%, with actual operating free cash flow of $916.0 million versus a target of $959.2 million.

The Profit goals also included a number of integration objectives for the two acquisitions made in 2007, which were accomplished.

For the Product goals, the company’s performance against the quantifiable goals, such as total product units and internet and wireless data revenues, was 93.1%, measured as a percentage of achievement versus the targets for those goals. The Product goals also included the execution of the customer service enhancements and development of Local Manager training and tools. The customer service enhancements included billing system conversions, system upgrades, call center operations performance improvement and formation of local sales and service queues. Performance against these goals was determined by the Compensation Committee based on its subjective evaluation of the company’s progress against these objectives.

The payout for Profit goals was 95.3% and the payout for Product goals was 93.2%, for an aggregate bonus payout on Profit and Product goals of 94.1% of each executive’s target bonus opportunity. For each named executive officer (other than herself), Mrs. Wilderotter provided to the Compensation Committee an evaluation of his or her performance against his or her People goals, including a qualitative assessment of the executive’s contributions and effectiveness on an individual basis and as a leader in the organization. The payout for People goals were 97.5% for Mr. Shassian, 100.0% for Mr. McCarthy, 90.0% for Mr. Hayes and 100.0% for Ms. McKenney. For Mrs. Wilderotter, the Compensation Committee performed a similar assessment. The payout for People goals for Mrs. Wilderotter was 100.0%. Total bonus payouts, as a percent of the executive’s target were then determined for each named executive officer as follows: Mrs.

Wilderotter, 95.0%, Mr. Shassian, 94.6%, Mr. McCarthy, 95.0%, Mr. Hayes, 93.5% and Ms. McKenney, 95.0%.

For 2009, the Profit goals include targets for revenue, EBITDA, capital expenditures and operating free cash flow. The Product goals include the implementation of critical customer sales and service enhancements and achieving sales targets for voice, broadband, video and bundled products. The Profit and Product goals are weighted at 85% for the Senior Leadership Team. The People goals are part of the executive’s individual leadership component which is weighted at 15% for the Senior Leadership Team. The bonus pool for 2009 will be established based on the company’s performance on the Profit and Product goals.

Profit Sharing Contribution. Consistent with our pay-for-performance philosophy, in years when the company exceeds its annual EBITDA target, we provide eligible employees with a profit sharing match to their 401(k) account. For each 1% that the company exceeds the EBITDA target, we make a matching contribution of 0.5% of eligible base salary up to a maximum contribution of 3%. The eligible base salary is capped at the annual compensation limit in Section 401(a)(17) of the Internal Revenue Code, as adjusted for increases in the cost of living. The maximum eligible base salary for 2008 was $230,000. Executives are eligible to participate in this arrangement on the same basis as all of our non-union, full-time employees. In order to receive the profit sharing award, the executive must contribute a minimum of 1% of his or her base salary to our 401(k) plan. We created the profit sharing plan in 2003, the year we froze the Frontier Pension Plan for all eligible non-union employees. The profit sharing plan was implemented to reinforce our performance culture with another component of performance-based compensation. We did not make profit sharing contributions in 2008 because the company did not exceed the specified EBITDA target for the year.

Perquisites and Other Benefits. We provide perquisites to the named executive officers in limited situations where we believe it is appropriate to assist the executives in the performance of their duties, to make our executives more efficient and effective and for recruitment and retention purposes. Perquisites provided to the named executive officers during 2008 included a housing allowance in connection with relocation and reimbursement of travel expenses for spouses of the named executive officers who attended a company recognition function. We believe that providing the housing allowance was necessary to hire and retain a talented executive critical to the company’s long term success. We believe that the participation of spouses at the company recognition function contributed to its effectiveness. The recognition function expenses for spouses were de minimus. The company also provided tax gross-up payments on these perquisites because we believe that the executive should not be responsible for the taxes on company-related expenses.

In addition, we provide other benefits to our named executive officers on the same basis as all of our non-union, full-time employees. These benefits include medical, dental and vision insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan.

Equity Compensation

Restricted Stock Awards. We use restricted stock awards to achieve three primary objectives:

(1)	to incent and reward the executives for annual company performance;

(2)	to enable us to hire and retain talented executives; and

(3)	to align the interests of our executives with those of our stockholders through long-term executive ownership of common stock.

Restricted stock awards are granted each year based on performance to the CEO, the other named executive officers, Senior Vice Presidents, Vice Presidents and approximately 30% of Directors, Regional Vice Presidents and Assistant Vice Presidents, a total of approximately 75 employees. For the named executive officers, restricted stock awards, taken together with any annualized LTIP award opportunities then available, are targeted at the 75th percentile of our peer group for long term compensation consistent with our philosophy of targeting the 50th–75th percentile for total compensation.

Based on this criterion, the Compensation Committee sets a target dollar range for restricted stock awards for each named executive officer. The restricted stock plan has a minimum financial performance

“gate” in order for any restricted stock grants to be awarded (except in the case of Mrs. Wilderotter whose employment contract requires a minimum restricted stock award be made in each year). The Compensation Committee set a minimum performance threshold of 90% of each of the three approved budgeted levels for revenue, EBITDA and operating free cash flow for any restricted stock awards to be granted in 2008. The actual dollar value of restricted stock that is awarded to each executive is based on his or her position level and individual performance. This dollar amount is then converted to a number of shares of restricted stock based on the market price of the company’s common stock on the date of grant. All restricted stock awards for named executive officers vest in 25% increments over four years, except for Mrs. Wilderotter whose stock awards prior to 2007 vest in 20% increments over five years. Restricted stock awards have no market or performance conditions to vesting. In March 2007, the Compensation Committee altered the vesting schedule of Mrs. Wilderotter’s February 2007 grant and future grants to be consistent with the vesting schedule for all the other named executive officers, which is 25% per year. The value of the restricted stock awards represented between approximately 40 and 60 percent of the named executive officers’ total compensation for 2008, which is consistent with our philosophy of having a majority of the named executive officer’s compensation “at risk” and contingent upon specified company and individual performance goals. In February 2009, the Compensation Committee granted restricted stock awards to the named executive officers as set forth below under “2008 Named Executive Officer Compensation.”

Dividends are paid on shares of vested and unvested restricted stock at the same rate and at the same time that we pay dividends on shares of our common stock. We pay dividends on unvested restricted stock in order to reward executives for the performance of the company on the same basis as stockholders, thereby more closely aligning the interests of our executives with those of our stockholders.

Mrs. Wilderotter’s employment agreement provides that she will receive an annual minimum restricted stock award valued at between $1,000,000 and $2,000,000, as determined by the Compensation Committee. The Compensation Committee has the discretion to increase the size of her annual restricted stock award to an amount greater than her contractually-guaranteed award in order to align her compensation with our peer group, reward performance or achieve other company goals. Mrs. Wilderotter’s restricted stock award provides incentive for her to drive company performance and to remain with the company. It is also consistent with the goal of making the majority of her compensation performance-based. The Compensation Committee determines the actual amount of the restricted stock award for Mrs. Wilderotter based on the company’s performance and her individual performance, which is then subsequently reviewed by the non-management directors. Mrs. Wilderotter recommends the restricted stock awards for the other executives, including the other named executive officers, to the Compensation Committee for their final review and approval.

The Compensation Committee follows a general practice of making all restricted stock awards to our executives, including the named executive officers, on a single date each year, with the exception of awards to eligible new hires, which are awarded as of the date of hire. Typically, the Compensation Committee makes these restricted stock grants at its meeting in February based on the prior year’s results.

Long-Term Incentive Program Awards. In March 2008, the Compensation Committee, in consultation with the non-management directors and the Committee’s independent executive compensation consultant, adopted the LTIP. The LTIP covers the named executive officers and certain other officers. The LTIP is designed to incent and reward our senior executives if they achieve aggressive growth goals over three year performance periods, which we refer to as Measurement Periods. LTIP awards will be granted in shares of the company’s common stock following the applicable Measurement Period if pre-established performance goals are achieved over the Measurement Period.

In March 2008, the Compensation Committee approved LTIP target award opportunities for each of the named executive officers, as set forth below in the Grant of Plan-Based Awards table, as well as the target level for each performance metric for the 2008–2010 Measurement Period. For the 2008–2010 Measurement Period, the performance metrics were revenue and free cash flow. Revenue and free cash flow were selected as metrics for the 2008–2010 Measurement Period because of the Compensation Committee’s belief that these metrics drive strong alignment between management and our stockholders with respect to the company’s long term performance. For purposes of the 2008–2010 Measurement Period, revenue was defined as the company’s total revenues less regulatory revenues, and free cash flow was defined as the company’s publicly reported free cash flow, adjusted to reflect the company as a full cash taxpayer during the 2008–2010 Measurement Period. The growth in these numbers was to be measured from a 2007 base, which, in the case of free cash flow was also to be adjusted to reflect the company as a full cash taxpayer and for certain other items. The Compensation Committee had the discretion to include or exclude certain items from the calculations of free cash flow.

There were minimum financial performance “gates” that had to be achieved with respect to revenue and free cash flow growth over the 2008–2010 Measurement Period for any LTIP award to be granted. In February 2009, the Compensation Committee determined that the minimum performance gates were no longer achievable and cancelled the award opportunities for the 2008–2010 Measurement Period. Accordingly, there will be no payouts under the LTIP for the 2008–2010 Measurement Period. It is anticipated that new Measurement Periods and related targets will be established in the future, but not in 2009.

Stock Options. We do not make stock option awards to executive officers and have not done so since 2002. Given the historical price range of our common stock, the stock’s volatility characteristics and our common stock dividend, we believe a selective restricted stock grant is more valuable and appropriate than an option grant and, therefore, a stronger hiring and retention tool. Further, restricted stock awards result in the issuance of fewer shares.

Stock Ownership Guidelines. To further align our executives’ interests with those of our stockholders, in 2007, our board of directors approved new stock ownership guidelines for the CEO and the other members of the Senior Leadership Team. The CEO is expected to own shares of the company’s common stock having a minimum value of two times her base salary and each other member of the Senior Leadership Team is expected to own shares of the company’s common stock having a minimum value of one times his or her base salary. The CEO and the other members of the Senior Leadership Team have three years after joining the Senior Leadership Team to comply with this guideline and must retain ownership of at least that amount as long as he or she serves on the Senior Leadership Team. The guidelines are based on a survey of similar policies among the companies in our peer group and our board of directors’ judgment regarding a meaningful investment in our company. Restricted stock awards are counted for purposes of fulfilling this requirement. Currently, all members of the Senior Leadership Team, including our CEO, are in compliance with these guidelines.

Post-Employment Compensation

Frontier Pension Plan. This defined benefit pension plan was frozen for all non-union participants in 2003 or earlier depending on the participant’s employment history. The plan was frozen both with respect to participation and benefit accruals. Daniel McCarthy, Executive Vice President and Chief Operating Officer, is the only named executive officer for 2008 who has vested benefits under the Frontier Pension Plan, as all other named executive officers joined the company after the plan was frozen.

Termination of Employment and Change-in-Control Arrangements. To attract talented executives, we provide certain post-employment benefits to the named executive officers. These benefits vary among the named executive officers depending on the arrangements negotiated with the individual executive upon his or her joining the company. The company’s change-in-control arrangements promote the unbiased and disinterested efforts of our executives to maximize stockholder value before, during and after a change-in-control of the company which may impact the employment status of the executives. The benefits for the named executive officers are described below under “Employment Arrangements; Potential Payments upon Termination or Change-in-Control.”

Other Benefits. We currently offer to retired members of the board of directors the opportunity to continue their medical, dental and vision coverage from us for themselves and their spouses, with the retired board member paying 100% of the cost. As a member of the board of directors, Mrs. Wilderotter will be eligible, following post-employment coverage she may receive under her employment agreement, to continue her medical, dental and vision coverage if she so elects by paying 100% of the cost of such coverage when she leaves the board, if such coverage is available at that time. No other named executive officer is on the board and thus none of them are eligible for this benefit.

Market and Peer Group Reviews

To assess the competitiveness of our executive compensation levels, the Compensation Committee directed its independent executive compensation consultant to develop a peer group and then conduct a comprehensive study with respect to the compensation of the Senior Leadership Team. The study included comparing the compensation of certain senior executives to the compensation of executives holding comparable positions at companies in the peer group as reported in publicly-available documents. The peer group companies included in this study were:

• CenturyTel, Inc.	• Mediacom Communications Corp.
• Charter Communications Inc.	• PAETEC Holding Corp.
• Cincinnati Bell Inc.	• Qwest Communications International Inc.
• Embarq Corporation	• Time Warner Telecom Inc.
• Fairpoint Communications, Inc.	• Windstream Corporation

The peer group was changed from the 2007–2008 peer group by removing IDT, Level 3 Communications, Telephone and Data Systems, MetroPCS Communication Inc. and XO Communications Inc. These companies did not meet the peer group criteria which included quantitative and qualitative measures. Charter Communications, Fairpoint Communications and Qwest Communications were added to the peer group because the Compensation Committee believed these companies more closely match our peer group criteria and are companies with whom we compete for executive talent.

In the case of executives for whom there was no publicly available data or no comparable position at the companies in the peer group, the results from the following two published executive compensation surveys were analyzed:

•	2008 Mercer Benchmark Database Executive Survey

•	2007-2008 Watson Wyatt Top Management CompQuest Survey

To determine the best job match for the positions to be evaluated based in the Watson Wyatt Survey, companies with revenues of between $1 billion and $5 billion in general industry were identified. For the Mercer Survey, companies in the telecommunications industry and general industry were identified with revenues between $500 million and $2.5 billion. The analysis included examining how each executive’s compensation compared to the results in the two surveys for base salary, total cash compensation, long term incentives and total direct compensation.

The peer review study indicated that the total compensation for all of the named executive officers was between the 50th and 75th percentile with the exception of Mr. McCarthy whose total compensation fell below the 50th percentile. The Compensation Committee reviewed and considered the results of the study and other factors as described above under “Compensation Program Design” in determining our CEO’s compensation and that of the Senior Leadership Team for performance in 2008.

2008 Named Executive Officer Compensation

In February 2009, the Compensation Committee met to evaluate the performance of our CEO and the other named executive officers, and to determine merit increases to 2009 base salaries, as well as annual cash bonus payouts and restricted stock awards related to 2008 performance.

For Mrs. Wilderotter, the Compensation Committee reviewed our financial performance (as measured by revenue, EBITDA, capital expenditures and operating free cash flow), our performance on the 3P goals and her performance against her specific individual 2008 goals, including acquisition integration, achievement of customer satisfaction ratings and development of the executive team. The Committee also took into account competitive market data provided by its independent executive compensation consultant. Based on this review and the factors discussed above under “Components of the Executive Compensation Program,” the Committee, in consultation with the other non-management directors, approved for Mrs. Wilderotter a merit increase to her 2009 base salary, an annual cash incentive bonus payout and a restricted stock award (each in the amount set forth below) for 2008 performance. These compensation decisions place her total compensation for 2008 in the 50th–75th percentile of our peer group. Mrs. Wilderotter later declined to accept the merit increase to her 2009 base salary based on the current unprecedented economic conditions.

For the other named executive officers whose performance was judged based on the same 3P criteria as Mrs. Wilderotter, the Compensation Committee reviewed Mrs. Wilderotter’s performance assessments for each executive and her recommendations with respect to merit increases in base salary, annual cash incentive bonus payouts and restricted stock awards. The Committee then discussed their assessments of each named executive officer and approved the base salaries for 2009, annual cash bonus payouts and restricted stock awards set forth below. Mrs. Wilderotter later determined not to award merit increases to the other named executive officers and many other employees for 2009 based on the current unprecedented economic conditions.

Name	2009 Base Salary (1)	2008 Incentive Bonus Payout	Grant Date Fair Value of Stock Award (2)
Mrs. Wilderotter	$925,000	$878,611	$3,000,000
Mr. Shassian	$450,000	$425,790	$925,000
Mr. McCarthy	$342,400	$303,968	$500,000
Mr. Hayes	$300,000	$280,470	$423,450
Ms. McKenney	$290,000	$206,078	$450,000

(1)

For Mr. McCarthy, includes a market-based adjustment to his base salary based on the results of the peer review study, as discussed previously under the “Market and Peer Group Reviews.” The named executive officers did not receive a merit increase for 2009.

(2)	The amounts in this column represent the grant date fair value of restricted stock awards made in February 2009 in recognition of 2008 performance.

Internal Revenue Code Section 162(m) Policy

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer). Section 162(m) provides that qualifying “performance-based compensation” will not be subject to the tax deduction limit if certain requirements are met. The Compensation Committee believes it is important to maximize the corporate tax deduction, thereby minimizing the company’s tax liabilities. Accordingly, the Compensation Committee has designed the 2008 Frontier Bonus Plan and amended the 2000 Equity Incentive Plan to make compensation awarded under these plans deductible under Section 162(m) as “performance based compensation.” These plans went into effect with respect to 2008 compensation, which was paid in February and March 2009. Amounts that are guaranteed under our existing employment agreements with the named executive officers are not deductible by the company under Section 162(m) as such amounts do not qualify as “performance-based compensation.”

We may award amounts in the future that are not deductible under Section 162(m) if the Compensation Committee determines that it is in the best interests of the company and our stockholders to do so.

Compensation Committee Report

The compensation committee of our board of directors has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Committee:

Submitted by:

Lawton Wehle Fitt, Chair
Kathleen Q. Abernathy
Peter C.B. Bynoe
Jeri B. Finard
Myron A. Wick, III

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

Summary Compensation Table

The following table sets forth, for services rendered to us and our subsidiaries for each of the fiscal years ended December 31, 2008, 2007 and 2006, the compensation awarded to, earned by, or paid to our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated current executive officers in 2008.

Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Mary Agnes Wilderotter	2008	$920,833	—	$3,649,817	—	$878,611	$4,049	$5,453,310
Chairman of the Board	2007	$875,000	—	$1,366,383	—	$895,410	$2,071	$3,138,864
of Directors, President	2006	$737,500	—	$779,250	—	$825,000	$19,433	$2,361,183
and Chief Executive Officer
Donald R. Shassian	2008	$448,000	$2,500	$511,321	—	$425,790	$8,624	$1,396,235
Executive Vice President	2007	$435,834	$50,000	$305,108	—	$439,051	$9,154	$1,239,147
and Chief Financial	2006	$301,042	$25,000	$125,156	—	$350,000	$2,748	$803,946
Officer (5)
Daniel J. McCarthy	2008	$315,000	$1,000	$385,053	—	$303,968	$7,921	$1,012,942
Executive Vice President	2007	$288,334	—	$322,079	—	$287,448	$7,262	$905,123
and Chief Operating	2006	$276,250	—	$490,770	$14,987	$238,000	$6,674	$1,026,681
Officer
Peter B. Hayes	2008	$298,667	—	$355,696	—	$280,470	$53,121	$987,954
Executive Vice President,	2007	$290,542	—	$448,054	—	$286,082	$70,302	$1,094,980
Sales, Marketing &	2006	$281,128	—	$318,550	—	$240,763	$70,990	$911,431
Business Development
Cecilia K. McKenney	2008	$288,875	$1,000	$299,976	—	$206,078	$7,799	$803,728
Executive Vice President,	2007	$281,876	—	$192,664	—	$214,603	$8,033	$697,176
Human Resources and Call Center Sales &
Service (6)

(1)

The stock awards referred to in this column consist of grants of restricted stock and, for Mrs. Wilderotter, a one-time grant of 120,000 shares of common stock for 2007. The amounts shown in this column represent the dollar amount recognized by us for stock awards for financial statement reporting purposes with respect to 2008, 2007 and 2006 in accordance with FAS 123R. As such, it may include amounts related to awards granted in and prior to 2008, 2007 and 2006. For a discussion of valuation assumptions, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. For additional details regarding the restricted stock awards, see the Grant of Plan-Based Awards table below and the accompanying narrative.

(2)

The amounts shown in this column represent the dollar amount recognized by us for stock option awards for financial reporting purposes with respect to 2006 in accordance with FAS 123R. No stock options were awarded in 2008, 2007 or 2006. As such, these amounts relate to awards granted prior to 2006. For a discussion of valuation assumptions, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	The amounts shown in this column represent awards made under the Frontier Bonus Plan (formerly called the Citizens Incentive Plan) for 2008, but were paid in 2009.

(4)

The All Other Compensation column includes, among other things, the items described below. The SEC requires us to identify and quantify any individual item of compensation exceeding $10,000, except as discussed below under “Perquisites and Other Personal Benefits.”

Perquisites and Other Personal Benefits. Disclosure of perquisites and other personal benefits is omitted for a named executive officer if they aggregate less than $10,000 in the fiscal year. Accordingly, for 2008, perquisites and other personal benefits are included in this column only for Mr. Hayes and consist of a housing allowance ($32,000).

Tax Gross-Ups. For 2008, the amounts in this column for Mr. Hayes also include tax gross-up payments in the amount of $15,987.

Note that the amounts in this column for 2007 and 2006 (and the related “Total” amounts) for each of the named executive officers have been revised from those previously disclosed. Dividends are factored into the grant date fair value of the awards in accordance with FASB 123R and, therefore, are not required to be reported in this column. Amounts have been adjusted accordingly.

(5)

Mr. Shassian joined our company as Chief Financial Officer effective April 17, 2006 and became an Executive Vice President on February 21, 2008. In accordance with his letter agreement with us, he received a sign-on bonus of $25,000 and a grant of 50,000 shares of restricted stock on his date of hire and a sign-on bonus of $50,000 on April 17, 2007. See “Employment Arrangements; Potential Payments Upon Termination or Change-in-Control—Donald R. Shassian.”

(6)

Ms. McKenney joined our company as Senior Vice President, Human Resources effective February 7, 2006 and became Executive Vice President, Human Resources and Call Center Sales & Service on February 21, 2008. Information for 2006 is not provided for Ms. McKenney because she was not a named executive officer for 2006.

Grant of Plan-Based Awards

The following table sets forth information concerning cash awards under our non-equity incentive compensation plan (the Frontier Bonus Plan, formerly called the Citizens Incentive Plan) for 2008, award opportunities under the LTIP announced in 2008 and grants of stock made during 2008 to the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	($)	($)	($)	(#)	($)

Mary Agnes	—	$0	$925,000	$1,110,000	N/A	N/A	N/A	—	—
Wilderotter	February 21, 2008	—	—	—	—	—	—	347,985	$3,911,351
	February 21, 2008	—	—	—	—	—	—	120,000	$1,348,800

Donald R.	—	$0	$450,000	$540,000	N/A	N/A	N/A	—	—
Shassian	February 21, 2008	—	—	—	—	—	—	77,381	$834,941

Daniel J.	—	$0	$320,000	$384,000	N/A	N/A	N/A	—	—
McCarthy	February 21, 2008	—	—	—	—	—	—	41,209	$444,645

Peter B.	—	$0	$300,000	$360,000	N/A	N/A	N/A	—	—
Hayes	February 21, 2008	—	—	—	—	—	—	40,934	$441,578

Cecilia K.	—	$0	$217,500	$261,000	N/A	N/A	N/A	—	—
McKenney	February 21, 2008	—	—	—	—	—	—	39,377	$424,878

(1)

In February 2009, the Compensation Committee cancelled award opportunities under the LTIP for the 2008–2010 Measurement Period and, accordingly, no payouts for such Measurement Period will be made. The Compensation Committee had approved award opportunities in March 2008 for the named executive officers for the 2008–2010 Measurement Period as follows: Mrs. Wilderotter, $5,000,000; Mr. Shassian, $2,500,000; Mr. McCarthy, $1,500,000; Mr. Hayes, $750,000; and Ms. McKenney, $750,000.

Awards under the Frontier Bonus Plan for 2008 shown under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns were paid in March 2009 based on performance metrics set for 2008 and achievement of individual goals, as described above under “Compensation Discussion and Analysis.” Target awards under the Frontier Bonus Plan are set as a percentage of base salary. Targets for 2008 were set at 100% of base salary for each of the named executive officers other than Ms. McKenney, whose target was set at 75% of her base salary. Payouts can range from 0% to 120% of the target. The actual amounts of these awards for 2008 for the named executive officers are reported above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Except as noted below, the stock awards referred to in the above table are grants of restricted stock. The grants vest in four equal annual installments commencing one year after the grant date. All such grants of restricted stock were made under our Amended and Restated 2000 Equity Incentive Plan in 2008. Each of the named executive officers is entitled to receive dividends on shares of restricted stock at the same rate and at the same time we pay dividends on shares of our common stock. The common stock dividend rate for 2008 was $1.00 per share, paid quarterly. No above-market or preferential dividends were paid with respect to any restricted shares. For Mrs. Wilderotter, the stock awards include a one-time grant of 120,000 shares of common stock.

In March 2008, the Compensation Committee approved LTIP target award opportunities for each of the named executive officers and the performance goals for the 2008–2010 Measurement Period, as described above under “Compensation Discussion and Analysis—Components of the Executive Compensation Program—Equity Compensation—Long Term Incentive Program Awards.” In February 2009, the Compensation Committee determined that the minimum performance gates for awards to be made were not achievable and cancelled the award opportunities for the 2008–2010 Measurement Period. Accordingly, there will be no payouts under the LTIP for the 2008–2010 Measurement Period.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding shares of restricted stock held by the named executive officers at year-end and award opportunities at such date under the LTIP. None of the named executive officers held any options to purchase common stock at year-end.

Name	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
	(#)	($)	(#)	($)
Mary Agnes Wilderotter	593,985	$5,191,429	(4)	$0
Donald R. Shassian	132,381	$1,157,010	(4)	$0
Daniel J. McCarthy	86,584	$756,744	(4)	$0
Peter B. Hayes	83,184	$727,028	(4)	$0
Cecilia K. McKenney	75,315	$658,253	(4)	$0

(1)	The shares of restricted stock held by the named executive officers as of December 31, 2008 vest as follows:

•

Mrs. Wilderotter: 30,000 restricted shares vest on November 1, 2009; 216,000 restricted shares vest in three equal annual installments commencing February 22, 2009; and 347,985 restricted shares vest in four equal annual installments commencing February 26, 2009.

•

Mr. Shassian: 25,000 restricted shares vest in two equal annual installments commencing April 17, 2009; 30,000 restricted shares vest in three equal annual installments commencing February 22, 2009; and 77,381 restricted shares vest in four equal annual installments commencing February 21, 2009.

•

Mr. Hayes: 16,000 restricted shares vest in two equal annual installments commencing February 22, 2009; 26,250 restricted shares vest in three equal annual installments commencing February 22, 2009; and 40,934 restricted shares vest in four equal annual installments commencing February 21, 2009.

•

Mr. McCarthy: 4,125 restricted shares vested on March 15, 2009; 15,000 restricted shares vest in two equal annual installments commencing February 22, 2009; 26,250 restricted shares vest in three equal annual installments commencing February 22, 2009; and 41,209 restricted shares vest in four equal annual installments commencing February 21, 2009.

•

Ms. McKenney: 15,000 restricted shares vest in two equal annual installments commencing February 7, 2009; 20,938 restricted shares vest in three equal annual installments commencing February 22, 2009; and 39,377 restricted shares vest in four equal annual installments commencing February 21, 2009.

(2)	The market value of shares of common stock reflected in the table is based upon the closing price of the common stock on December 31, 2008, which was $8.74 per share.

(3)	Amounts in these columns relate to award opportunities under the LTIP for the 2008–2010 Measurement Period. In February 2009, the Compensation Committee determined that the goals were not achievable and cancelled the award opportunities for the 2008–2010 Measurement Period. Accordingly, there will be no payouts under the LTIP for the 2008–2010 Measurement Period.

(4)

The number of shares that may be awarded under the LTIP is based on the closing price of the company’s common stock at the time the award is made following the end of the three-year performance period. Accordingly, the number of shares cannot be determined until the time of payout.

Option Exercises and Stock Vested

The following table sets forth information regarding the shares of restricted stock that vested for each of the named executive officers in 2008. No named executive officer acquired any shares upon the exercise of stock options in 2008. The value of restricted stock realized upon vesting is based on the closing price of the shares on the vesting date.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)
Mary Agnes Wilderotter	102,000	$1,016,700
Donald R. Shassian	22,500	$237,750
Daniel J. McCarthy	20,375	$219,848
Peter B. Hayes	16,750	$183,413
Cecilia K. McKenney	14,479	$158,545

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
Mary Agnes Wilderotter	—	—	—	—
Donald R. Shassian	—	—	—	—
Daniel J. McCarthy	Frontier Pension Plan	11.0	$65,687	—
Peter B. Hayes	—	—	—	—
Cecilia K. McKenney	—	—	—	—

We have a noncontributory, qualified retirement plan, the Frontier Pension Plan, covering a majority of our employees that provides benefits that, in most cases, are based on formulas related to base salary and years of service. The plan has been amended to provide that, effective February 1, 2003, no further benefits will be accrued under the plan by most non-union participants (including all executive officers). Mr. McCarthy is the only named executive officer who has vested benefits under the plan, which is referred to as “frozen.” The estimated annual pension benefits (assumed to be paid in the normal form of an annuity) for Mr. McCarthy is $22,641. This amount is calculated under the plan based on his 11 years of service credit at the time the plan was frozen and the compensation limits established in accordance with federal tax law in the computation of retirement benefits under qualified plans. Benefits are not subject to reduction for Social Security payments or other offset amounts. For a discussion of valuation assumptions, see Note 23 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

Mary Agnes Wilderotter

We entered into an employment agreement with Mary Agnes Wilderotter, dated as of November 1, 2004, pursuant to which Mrs. Wilderotter was appointed President and Chief Executive Officer. The employment agreement was amended in December 2008 in connection with the deferred compensation rules imposed by Section 409A of the Internal Revenue Code (“Section 409A”). In December 2005, Mrs. Wilderotter was appointed Chairman of the board of directors. Under the terms of Mrs. Wilderotter’s employment agreement, her initial annual base salary was $700,000, which can be and has been increased from time to time by the Compensation Committee. The employment agreement has an initial term of five years, which expires in November of 2009. The agreement automatically renews at the end of the initial or any renewal term for an additional one-year term, unless either party provides prior notice of non-renewal. Mrs. Wilderotter is also entitled to a target bonus amount equal to 100% of her base salary. Upon commencement of her employment, Mrs. Wilderotter received a grant of 150,000 restricted shares of common stock. With respect to each fiscal year during the employment term after 2004, Mrs. Wilderotter will receive a minimum grant of restricted shares of common stock with an aggregate value on the date of each grant equal to between $1,000,000 and $2,000,000, as determined by the Compensation Committee. The agreement provides that these restricted stock grants each vest ratably over five years. In March 2007, the Compensation Committee altered the vesting schedule of Mrs. Wilderotter’s February 2007 grant and future grants to be consistent with the vesting schedule for all other named executive officers, which is 25% per year.

If Mrs. Wilderotter’s employment is terminated without “cause” or by Mrs. Wilderotter with “good reason” (each as defined in the employment agreement), or we do not renew her employment agreement at the end of a term, we would be required to pay Mrs. Wilderotter an amount equal to her base salary through the date of termination and any bonus earned but unpaid as of the date of termination for any previously completed fiscal year, plus the sum of three times her base salary and two times her target bonus (payable in equal installments over 36 months) and one times her target bonus (payable in a lump sum within 2 1/2 months following the end of the calendar year of termination), and all of her restricted shares will vest. Mrs. Wilderotter is also entitled to receive reimbursement for any unreimbursed business expenses, any accrued but unpaid vacation and continued medical, dental and life insurance and other health benefits until the end of the severance period or the date on which Mrs. Wilderotter becomes eligible to receive comparable benefits from any subsequent employer, whichever is earlier, for which we will provide a lump sum for her for the cost to her of such benefits. As a director, Mrs. Wilderotter may continue to participate in these plans following the severance period at her cost.

If Mrs. Wilderotter’s employment is terminated due to her death or in connection with a disability, she or her estate will be entitled to payment of base salary for six months following the termination and a prorated portion of the target bonus, and all restricted shares will vest. Mrs. Wilderotter is also entitled to receive reimbursement for any unreimbursed business expenses, any accrued but unpaid vacation, pension, profit sharing, medical, dental and life insurance and other employee benefit plans to which Mrs. Wilderotter is entitled upon termination of her employment for a period of two years, for which we will provide a lump sum to her for the cost to her of such benefits.

In the event of a constructive termination following a “change in control” (as defined in the employment agreement), Mrs. Wilderotter will be entitled to the amounts she would receive in connection with a termination by us without cause or by her with good reason, potentially subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code. If the amounts payable by us, less such excise taxes payable by Mrs. Wilderotter, are in the aggregate at least 125% of the amounts payable without causing the loss of deduction to us under Section 280G of the Internal Revenue Code, Mrs. Wilderotter will be entitled to additional amounts to make her whole for such excise taxes. If the amounts payable by us, less such excise taxes payable by Mrs. Wilderotter, are in the aggregate less than 125% of the amount payable without causing the loss of deduction to us and the imposition of excise taxes to Mrs. Wilderotter under Sections 280G and 4999 of the Internal Revenue Code, the amount payable by us will be reduced to the extent necessary such that we will not lose our deduction under Section 280G of the Internal Revenue Code and such that Mrs. Wilderotter will not be subject to excise taxes.

The following table sets forth the amounts Mrs. Wilderotter would have been entitled to from us under the various provisions of her employment agreement had her employment been terminated as of December 31, 2008.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Benefits (3)	Total
Without cause, for good reason or non-renewal of agreement	$2,775,000	$2,775,000	$5,191,429	$51,704	$10,793,133
Death	$462,500	$462,500	$5,191,429	$23,741	$6,140,170
Disability	$462,500	$462,500	$5,191,429	$34,072	$6,150,501
Change-in-control	$2,775,000	$2,775,000	$5,191,429	$1,372,994	$12,114,423
With cause or without good reason	—	—	—	—	—

(1)

Base salary and two-thirds of the bonus amount payable in equal installments over 36 months. The remaining bonus amount payable in a lump sum within 2 1/2 months following the end of the calendar year of termination.

(2)	Dollar value of 593,985 shares of restricted stock held by Mrs. Wilderotter on December 31, 2008 based on the closing sales price of $8.74 per share of our common stock on December 31, 2008.

(3)

Value of continued medical, dental, vision and life insurance benefits for Mrs. Wilderotter, her spouse and eligible child, as applicable, under the terms of her employment agreement as described above. For change-in-control, also includes a tax gross-up for excise taxes on post-termination payments.

Donald R. Shassian

We entered into a letter agreement with Donald R. Shassian, dated March 7, 2006, pursuant to which Mr. Shassian was appointed Chief Financial Officer. The letter agreement was amended in December 2008 in connection with the deferred compensation rules imposed by Section 409A and superseded our July 2007 arrangement with him regarding the vesting of his restricted stock. In February 2008, Mr. Shassian was appointed Executive Vice President and Chief Financial Officer. Under the terms of Mr. Shassian’s letter agreement, his initial annual base salary was $425,000, which can be and has been increased from time to time by the Compensation Committee. The letter agreement provides for a target annual incentive bonus of 100% of his base salary. In addition, Mr. Shassian received two sign-on bonuses: $25,000 payable 30 days after his start date and $50,000 payable on the first anniversary of his start date. Mr. Shassian also received a sign-on grant of 50,000 shares of restricted stock that vests ratably over four years. Additionally, with respect to each fiscal year during his employment term commencing with 2007, Mr. Shassian is eligible to receive a grant of restricted shares of common stock in an amount to be determined by the Compensation Committee.

If, within one year following a “change in control” (as defined in the letter agreement) of the company, (a) Mr. Shassian is terminated by the company without cause or (b) he terminates his employment as a result of (i) a material decrease in his base salary, target bonus or long term incentive compensation target from those in effect immediately prior to the change in control for any reason other than cause, (ii) a material relocation of his principal office (with greater than 50 miles from our Stamford, Connecticut headquarters deemed to be material), or (iii) a material decrease in his responsibilities or authority for any reason other than cause, Mr. Shassian will be entitled to two years of base salary and target bonus and all restrictions on restricted shares held by him will immediately lapse and his restricted shares shall become non-forfeitable.

The following table sets forth the amounts Mr. Shassian would have been entitled to from us had his employment been terminated as of December 31, 2008 following a change in control. Mr. Shassian would not be entitled to any severance amounts upon termination for any other reason.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Total
Change in control	$900,000	$900,000	$1,157,010	$2,957,010

(1)	Payable in a lump sum upon termination.

(2)	Dollar value of 132,381 shares of restricted stock held by Mr. Shassian on December 31, 2008 based on the closing sales price of $8.74 per share of our common stock on December 31, 2008.

Daniel J. McCarthy

In July 2007, we agreed with Daniel J. McCarthy, Executive Vice President and Chief Operating Officer, that all restrictions on restricted shares held by him will lapse and become non-forfeitable after a change in control of the company under the same circumstances as described above for Mr. Shassian. Had Mr. McCarthy’s employment been terminated as of December 31, 2008 following a change in control, the value of his accelerated restricted shares would have been $756,744, which is the dollar value of 86,584 shares of restricted stock held by him on December 31, 2008 based on the closing sales price of $8.74 per share of our common stock on December 31, 2008. Mr. McCarthy would not be entitled to any severance amounts upon termination for any other reason. In addition, Mr. McCarthy is also entitled to his pension benefit as set forth under “Pension Benefits.”

Peter B. Hayes

We entered into a letter agreement with Peter B. Hayes, dated December 31, 2004, pursuant to which Mr. Hayes was appointed Senior Vice President, Sales, Marketing & Business Development. The letter agreement was amended in December 2008 in connection with the deferred compensation rules imposed by Section 409A and superseded our July 2007 arrangement with him regarding the vesting of his restricted stock. In December 2005, Mr. Hayes was appointed Executive Vice President, Sales, Marketing & Business Development. Under the terms of Mr. Hayes letter agreement, his initial annual base salary was $275,000, which can be and has been increased from time to time by the Compensation Committee. The letter agreement provides for a target annual incentive bonus of 75% of his base salary, which was increased to 85% for 2006 and to 100% for 2007. Mr. Hayes also received a sign-on grant of 50,000 shares of restricted stock that vested ratably over three years.

If, within one year following a “change in control” (as defined in the letter agreement) of the company, (a) Mr. Hayes is terminated by the company without cause or (b) he terminates his employment as a result of (i) a material decrease in his base salary, target bonus or long term incentive compensation target from those in effect immediately prior to the change in control for any reason other than cause, (ii) a material relocation of his principal office (with greater than 50 miles from our Stamford, Connecticut headquarters deemed to be material), or (iii) a material decrease in his responsibilities or authority for any reason other than cause, Mr. Hayes will be entitled to one year of base salary and 100% of his bonus target prorated for the plan year and all restrictions on restricted shares held by him will immediately lapse and his restricted shares shall become non-forfeitable. Mr. Hayes will also be entitled to one year of continued medical benefits, for which we will provide a lump sum for him for the cost to him of such benefits.

Under the terms of the letter agreement, Mr. Hayes was reimbursed for the cost of relocation and is paid a housing allowance until June 30, 2010.

The following table sets forth the amounts Mr. Hayes would have been entitled to from us had his employment been terminated as of December 31, 2008 following a change in control. Mr. Hayes would not be entitled to any severance amounts upon termination for any other reason.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Benefits (3)	Total
Change-in-control	$300,000	$300,000	$727,028	$14,972	$1,342,000

(1)	Payable in a lump sum upon termination.

(2)	Value of continued medical coverage for one year for Mr. Hayes, his spouse and children.

(3)	Dollar value of 83,184 shares of restricted stock held by Mr. Hayes on December 31, 2008 based on the closing sales price of $8.74 per share of our common stock on December 31, 2008.

Cecilia K. McKenney

We entered into a letter agreement with Cecilia K. McKenney, dated January 13, 2006, pursuant to which Ms. McKenney was appointed Senior Vice President, Human Resources. The letter agreement was amended in December 2008 in connection with the deferred compensation rules imposed by Section 409A and superseded our July 2007 arrangement with her regarding the vesting of her restricted stock. In February 2008, Ms. McKenney was appointed Executive Vice President, Human Resources and Call Center Sales & Service. Under the terms of Ms. McKenney’s letter agreement, her initial annual base salary was $275,000, which can be and has been increased from time to time by the Compensation Committee. The letter agreement provides for a target annual incentive bonus of 60% of her base salary, which was increased to 75% for 2007. In addition, Ms. McKenney received a sign-on bonus of $50,000 payable 30 days after her start date. Ms. McKenney also received a sign-on grant of 30,000 shares of restricted stock that vests ratably over four years. Additionally, with respect to each fiscal year during her employment term commencing with 2007, Ms. McKenney is eligible to receive a grant of restricted shares of common stock in an amount to be determined by the Compensation Committee.

If, within one year following a “change in control” (as defined in the letter agreement) of the company, (a) Ms. McKenney is terminated by the company without cause or (b) she terminates her employment as a result of (i) a material decrease in her base salary, target bonus or long term incentive compensation target from those in effect immediately prior to the change in control for any reason other than cause, (ii) a material relocation of her principal office (with greater than 50 miles from our Stamford, Connecticut headquarters deemed to be material), or (iii) a material decrease in her responsibilities or authority for any reason other than cause, Ms. McKenney will be entitled to one year of base salary and target bonus and all restrictions on restricted shares held by her will immediately lapse and her restricted shares shall become non-forfeitable.

The following table sets forth the amounts Ms. McKenney would have been entitled to from us had her employment been terminated as of December 31, 2008 following a change in control. Ms. McKenney would not be entitled to any severance amounts upon termination for any other reason.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Total
Change in control	$290,000	$217,500	$658,253	$1,165,753

(1)	Payable in a lump sum upon termination.

(2)	Dollar value of 75,315 shares of restricted stock held by Ms. McKenney on December 31, 2008 based on the closing sales price of $8.74 per share of our common stock on December 31, 2008.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Fitt, as Chair, and Ms. Abernathy, Mr. Bynoe, Ms. Finard and Mr. Wick. None of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

PROPOSED 2009 EQUITY INCENTIVE PLAN
(Item 2 on the Proxy Card)

The board of directors adopted the Frontier Communications Corporation 2009 Equity Incentive Plan (the “Plan”) on March 19, 2009, subject to approval of our stockholders. If the Plan is approved by our stockholders, no future equity awards will be made pursuant to the Amended and Restated 2000 Equity Incentive Plan (the “Predecessor Plan”). The Plan, if approved by our stockholders, will expire in 2019.

Summary of the Plan

Set forth below is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is included in this proxy statement as Appendix A.

Purpose

The purpose of the Plan is to provide compensation incentives to drive high levels of performance and productivity. The Plan is intended to strengthen our existing operations and our ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts we depend for our continued success, growth and development.

The Plan permits the granting of (i) stock options, including incentive stock options entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock appreciation rights (“SARs”), (iii) performance awards, (iv) restricted stock and (v) other awards valued in whole or in part by reference to or otherwise based on our common stock (“Other Stock-Based Awards”). Each type of award is described below under “Types of Awards Under the Plan.” Each of the awards will be evidenced by an award document setting forth the terms and conditions.

The Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code, including, but not limited to, the performance-based exclusion from the deduction limitations under Section 162(m) of the Code.

The board of directors believes that it is in our best interests and the best interests of our stockholders to continue to provide for an equity incentive plan under which equity-based compensation awards made to our named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards under it can satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code. In order for awards to satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code, the performance objectives in the Plan must be approved by our stockholders in a separate vote by a majority of the votes cast on the issue. The rules of the New York Stock Exchange require that the total of votes cast represent over 50% in interest of the shares of our common stock. Accordingly, if our stockholders do not approve the Plan by the vote described in the immediately preceding two sentences, no awards will be granted under the Plan, and it will not become effective.

Shares Subject to the Plan

The maximum number of shares of our common stock that may be issued pursuant to awards granted under the Plan is 10,000,000 shares (3.2% of the total shares outstanding on March 18, 2009). Shares reserved for issuance under the Plan will be made available from authorized and unissued shares or shares held in our treasury. No individual may be granted awards in any calendar year covering more than 2,000,000 shares. In addition, the value of awards of phantom stock or share units that are payable solely in cash shall be determined by reference to no more than 2,500,000 shares. Awards in the form of phantom stock or performance shares that are denominated in dollars and payable in cash granted to any individual in respect of each calendar year during the applicable performance period cannot exceed $2,000,000 (i.e., no more than $6,000,000 in respect of a three-year performance period). No awards may be granted more than ten years after the effective date of the Plan.

No Liberal Recycling Provisions

The Plan provides that only shares covering awards that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the Plan. However, if an option granted to an executive who is a “covered employee” (within the meaning of Section 162(m) of the Code) is canceled, the shares originally subject to such option shall count against the number of shares authorized for issuance under the Plan. The following other shares will not be added back to the aggregate Plan limit: (1) shares tendered in payment of the option price and (2) shares withheld by us to satisfy the tax withholding obligation. Further, all shares covered by an SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

No Repricing

Repricing of options and SARs is prohibited without shareholder approval under the Plan.

Participation

All of our directors, officers and employees, as well as those of any of our subsidiaries or other affiliates, are eligible for selection to participate in the Plan. In addition, individuals who perform services for us, directly or indirectly as a director, consultant or otherwise whose judgment, initiative and efforts, in the judgment of the Compensation Committee, foster the continued efficiency, productivity, growth and development of any of our subsidiaries or other affiliates, are eligible for selection to participate in the Plan. Although all of our employees are eligible to receive awards, we historically have not granted awards to more than approximately 80 people during a single calendar year.

Administration

The Plan will be administered by the Compensation Committee. Subject to the express provisions of the Plan, the Compensation Committee is authorized to: (a) determine those individuals who are eligible to participate in the Plan; (b) determine those eligible individuals to whom awards are to be granted; (c) grant awards to those eligible individuals; (d) determine the form, amount, terms and conditions of each award; (e) establish and modify performance objectives; (f) determine whether and to what extent participants may defer receipt of awards; (g) determine the price at which shares of stock may be offered under each award; (h) permit cashless exercise; (i) interpret, construe and administer the Plan and any related award agreement and define the terms used in the Plan or any award agreement; and (j) make all of the determinations necessary or advisable with respect to the Plan or any award granted under the Plan.

Transferability

In general, awards granted under the Plan are non-transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the foregoing, the Compensation Committee may permit an individual to transfer an award, but no award may be transferred by a participant for value. Additionally, if an award is payable upon the death of an individual, such payment will be made to the beneficiary that was designated by the individual in a writing filed with the Compensation Committee.

Change in Control Provisions

Awards may include any provisions that provide for certain changes in the terms of an award as a result of any change in control (as defined below) involving us. Such provisions may include, but are not limited to: (i) the acceleration of time periods for purposes of vesting, or realizing gain from, any outstanding award; (ii) the acceleration of time periods for performance measurement or restriction of restricted stock; and (iii) the purchase of any outstanding award from the holder for its equivalent value, as determined by the Compensation Committee. Additionally, the Compensation Committee may adjust or modify outstanding awards, including modifying or eliminating performance goals, to assure fair and equitable treatment of participants.

A “change in control” is defined to mean the occurrence of any of the following events: (i) any person is or becomes the beneficial owner of our securities (not including in the securities beneficially owned by such person any securities acquired directly from us or our affiliates) representing 20% or more of the combined voting power of our then outstanding securities other than in connection with a transaction, described in clause (ii) below, that would not result in the occurrence of a change in control; (ii) consummation of (a) a consolidation or merger, other than a consolidation or merger which would result in our voting stock outstanding prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent, at least 51% of the combined voting power of our stock or the stock of the surviving entity or any parent outstanding immediately after such merger or consolidation or (b) a sale, lease, exchange or other transfer of all or substantially all of our assets or business; or (iii) as a result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of our board of directors before the transaction shall cease to constitute a majority of our board of directors (or the board of directors of any successor company).

Amendment, Termination and Expiration

The Plan will terminate on the earliest of (a) March 19, 2019 (10 years after the date the Plan is first approved by our board of directors), (b) the date when all shares reserved for issuance under the Plan have been acquired through the exercise of options granted under the Plan or settled in respect of other awards, or (c) any earlier date as may be determined by our board of directors in its sole and absolute discretion. The Compensation Committee may amend or modify the Plan at any time. However, if an amendment (i) would materially increase the benefits accruing to participants, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the New York Stock Exchange (or other national securities exchange on which the stock is traded or quoted), then the amendment will not be effective unless and until stockholder approval has been obtained. In addition, no amendment or termination of the Plan may adversely and materially affect the rights of any participant who was previously granted an award under the Plan without his or her consent, unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with any applicable law, rule or regulation, or to avoid any adverse consequences under Sections 162(m) and 409A of the Code.

Types of Awards Under the Plan

General. Under the Plan, the Compensation Committee may grant to eligible individuals performance share awards, restricted stock awards and Other Stock-Based Awards. In addition, the Compensation Committee may grant stock option awards in the form of nonqualified stock options or incentive stock options, and stock appreciation rights, or SARs. Restricted stock may also be received by an individual as the result of the exercise of an option or as payment for a performance share under the Plan. Regular dividends payable on a participant’s shares of restricted stock shall be paid to the participant within 30 days after each dividend becomes payable, unless the Compensation Committee determines that the dividend should be reinvested in additional shares of restricted stock, as the case may be, or unless the Compensation Committee specifies otherwise; provided that if the vesting of the award is dependent upon meeting performance measures, as discussed below, dividends will only be paid when and if the award vests.

Performance Shares. Performance shares may be paid either in stock (including restricted stock, as explained below), cash, or a combination of stock and cash either as a lump sum payment or in annual installments, as determined by the Compensation Committee, if pre-determined performance targets are met. The Compensation Committee will determine the length of the performance period, but in all instances, the performance period shall be at least one year long. Performance periods may overlap, and individuals may participate simultaneously with respect to performance shares for which different performance periods are prescribed by the Compensation Committee. Any dividends payable on performance shares, other than cash dividends representing the periodic distribution of profits which shall be retained by us, shall be paid to the participant upon the payment of the underlying performance shares, unless the award agreement provides otherwise.

Restricted Stock. A restricted stock award consists of shares that are subject to forfeiture by the holder under certain conditions. The Compensation Committee may award restricted stock to eligible individuals with such terms, conditions, restrictions or limitations as the Compensation Committee deems appropriate (including, in the discretion of the Compensation Committee, without payment of consideration by the participant). The Compensation Committee shall determine the duration of the restrictions on the restricted stock. A restriction period may end upon the achievement of certain performance criteria, a date certain, or such other criteria as the Compensation Committee may determine.

Other Stock-Based Awards. The Plan also authorizes the Compensation Committee to award phantom stock to eligible individuals with such terms, conditions, restrictions or limitations as the Compensation Committee deems appropriate (including, in the discretion of the Compensation Committee, without payment of consideration by the participant). Additionally, phantom stock may be credited to an individual as the result of the exercise of an option or as payment for a performance share under the Plan. Subject to the terms of the Plan, the Compensation Committee may determine any and all terms and conditions of phantom stock awards. Payment of phantom stock awards may be made in whole shares (including restricted stock), cash or in any combination of these as the Compensation Committee determines in its sole discretion. Any dividends payable on phantom stock, other than cash dividends representing the periodic distribution of profits which shall be retained by us, shall be paid to the participant upon the payment of the underlying phantom stock, unless the award agreement provides otherwise.

In addition to phantom stock, the Compensation Committee may grant other awards under the Plan which are denominated in stock units, or pursuant to which shares may be acquired. Such awards may include those valued using measures other than the market value of shares, if the Compensation Committee deems that to be consistent with the purposes of the Plan.

Stock Options. A stock option permits the holder to purchase shares at a specified price under certain conditions. Stock options may be granted either alone or in conjunction with one or more other awards. A stock option may be granted in the form of a nonqualified stock option or an incentive stock option. The price at which a share may be purchased under an option (the exercise price) may not be less than 100% of the fair market value of a share on the option grant date. The term of each stock option will be determined by the Compensation Committee but may not exceed 10 years from the date of grant.

Upon exercise, the option price of each stock option is payable by the option holder in cash or in such other consideration as the Compensation Committee deems appropriate, including shares valued at the then fair market value, or in a combination of cash and such other consideration.

The Compensation Committee may also authorize the holder of a stock option to surrender the right to exercise the stock option in exchange for payment (in cash or in shares) that does not exceed the difference between the exercise price and the fair market value at that time of the shares for which the right to exercise is being surrendered. Such payment may be made in cash or in shares (valued at the then fair market value) or any combination thereof.

Stock Appreciation Rights. SARs granted under the Plan entitle the grantee to receive an amount payable in shares and/or cash, as determined by the Compensation Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the SAR exercise price. The SAR exercise price in the case of a “covered employee” under Section 162(m) of the Code shall not be less than the fair market value of a share on the grant date of the SARs. SARs may be granted in tandem with a related stock option or independently. If an SAR is granted in tandem with a stock option, the grantee may exercise the stock option or the SAR, but not both. The Compensation Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment.

Performance Objectives

For awards under the Plan that are intended to qualify under the performance-based compensation exception of Section 162(m) of the Code, the Compensation Committee must establish in writing, during the first 90 days of the specified performance period, one or more specified performance targets and the maximum amount payable upon achievement of such performance targets. The Compensation Committee may also establish lower amounts payable for lower levels of achievement of the specified performance targets. No payment would be made under an award if the minimum performance target for the award is not met. For awards intended to meet the performance-based compensation exception of Section 162(m) of the Code, the Compensation Committee must determine and certify in writing whether the specified performance targets were satisfied for the applicable year. Performance objectives applicable to any award or portion of an award that is intended to satisfy the requirements for the performance-based exception to the deductibility limitation of Section 162(m) of the Code will be limited to specified levels of or growth in one or more of the following criteria:

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit—these profitability metrics could be measured or subject to GAAP definition);

•

Cash Flow (e.g., EBITDA, OIBDA, operating cash flow, free cash flow, free cash flow with or without specific capital expenditure targets or ranges, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding and days’ sales in payables);

•	Profit Margins (e.g., Profits, OIBDA, EDITDA or gross margins divided by revenues);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA and total debt ratio);

•

Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales and sales and administrative costs divided by profits); and

•

Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, cost control, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the minimum acceptable related level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of an award subject to the performance-based exception to the deductibility limitation of Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Compensation Committee may not make any modification of the performance objectives or minimum acceptable level of achievement with respect to such “covered employee.”

Adjustments

The number and kind of shares covered by outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of a change in corporate capitalization, stock split or stock dividend, or a corporate transaction, such as any merger of a corporation into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spinoff, split-off, spin-out, split-up or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by a corporation or other similar event. In the event of any such transaction or event or in the event of a change in control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or in the event of a change in control, the Compensation Committee may in its sole discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The Compensation Committee shall also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as the Compensation Committee may determine appropriate to reflect any transaction or event described above.

Withholding Taxes

The Compensation Committee may make, as a condition precedent to the payment of any award, or otherwise, appropriate arrangements with the participant or his or her beneficiary, for the withholding of any federal, state, local or foreign taxes. The Compensation Committee may in its discretion permit the payment of such withholding taxes by authorizing us to withhold shares of stock to be issued, or the participant to deliver to us shares of stock owned by the participant or beneficiary, having a fair market value equal to the amount of such taxes, or otherwise permit a cashless exercise.

Federal Income Tax Consequences

The following is a general summary of certain federal income tax consequences relating to awards under the Plan, based upon the laws in effect on the date hereof, and is intended for the information of stockholders considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the Plan. The discussion does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Plan. The income tax consequences under applicable foreign, state and local tax laws may not be the same as under federal income tax laws.

Stock Options

Under the Plan, the Compensation Committee may grant options that either qualify or do not qualify as “incentive stock options” as defined in Section 422 of the Code. An option holder will realize no taxable income and no deduction will be available to us upon the grant of either type of option. However, the tax consequences of the exercise of the option and subsequent disposition of the shares received upon exercise will depend upon which type of option is granted and when the disposition occurs.

Incentive Stock Options. No ordinary taxable income will be realized by an option holder upon the exercise of an incentive stock option if the holding period and employment requirements contained in the Code are met. However, the spread between the exercise price and the fair market value on the date of exercise will be an item of tax preference that may give rise to alternative minimum tax liability at the time of exercise. In order to receive capital gains treatment, certain holding and employment requirements must be met. Under the holding requirements, the option holder must not dispose of the shares within two years of the date the option was granted nor within one year from the date of exercise; and the option holder generally must exercise the option while employed by us or our subsidiaries or within three months after the termination of such employment.

Upon the subsequent disposition of shares acquired through the exercise of an incentive stock option after satisfaction of the above holding period and employment requirements, any gain or loss realized upon such disposition will be taxed as a long-term capital gain or loss; and we will not be entitled to any income tax deduction in respect to the exercise of the option or the disposition of the shares received upon exercise. For purposes of determining the amount of such gain or loss, the option holder’s tax basis in the shares will be the option price.

If the holding period or employment requirements are not met, the option will be treated as one which does not meet the requirements of the Code for incentive stock options and the option holder will recognize ordinary income at the time of disposition of the shares, generally in an amount equal to the excess, if any, of the fair market value of the stock at exercise, over the option price. The balance of the gain realized, if any, will be taxed as a long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the option holder sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. We and our subsidiaries will be allowed a tax deduction to the extent the option holder recognizes ordinary income.

Nonqualified Stock Options. At the time of exercise of a nonqualified option, an option holder will realize income taxable at ordinary income tax rates, and we will be entitled to a tax deduction, in the amount by which the then fair market value of the shares purchased exceeds the option price of the shares. The option holder may be subject to the withholding requirements of the tax law.

Upon the subsequent disposition of shares received upon exercise of a nonqualified option, an option holder will also realize gain or loss in an amount equal to the difference between the sale price of the shares and the fair market value of the shares used for computing ordinary income or loss realized in connection with the exercise of the option. The gain or loss will be taxed as a long- or short-term capital gain or loss depending upon the length of time the shares have been held from the date as of which ordinary income or loss was recognized in connection with the exercise of the option.

Both Incentive and Nonqualified Stock Options. If an option holder tenders shares of our common stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, the option holder generally will not recognize any taxable gain or loss on the tendered shares. However, if the shares tendered were previously acquired upon the exercise of an incentive stock option and such exercise occurs prior to satisfaction of the holding period requirement for the tendered shares, the tender of such shares will be an early disposition with the tax consequences described above for an early disposition of shares acquired upon exercise of an incentive stock option.

Performance Awards

A participant will not recognize taxable income upon the grant of a performance award, and we will not be entitled to a tax deduction at such time. Upon the settlement of a performance award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for our employees) in an amount equal to the cash paid and the fair market value of the shares delivered to the participant, and we will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

Other Stock-Based Awards

An individual will not realize any taxable income upon the grant of an award of (i) restricted stock subject to substantial restrictions, such as a requirement of continued performance or the attainment of performance objectives; (ii) performance shares subject to the attainment of performance objectives; or (iii) phantom stock subject to a deferral or restrictions. However, the individual may elect to be taxed at the time of the grant in accordance with Section 83 of the Code (this option generally is not available for phantom stock awards that are subject to a deferral or performance period). Unless the individual has made a Section 83(b) election with respect to an award, upon the lapse of any restrictions or deferrals, or the attainment of any performance objectives, which occur in accordance with the terms of such award, the individual will realize taxable income and we will be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over any amount paid for the shares. The individual may be subject to the withholding requirements of the tax law. We are also allowed a compensation deduction for dividends paid to participants on such awards while the restrictions remain in force, unless the participants have made a Section 83(b) election with respect to such awards.

Generally, upon the grant of stock-based awards which are not subject to restrictions on transfer or the achievement of goals, an individual will realize compensation taxable as ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the sum of any cash received by the individual plus the fair market value of any shares of common stock received by the individual.

Compliance with Section 162(m) of the Code

The Plan is designed to enable us to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

The above federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by our stockholders.

New Plan Benefits

Because awards to be granted in the future under the Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts to be received under the Plan by our directors, officers or employees.

For awards of restricted stock made during 2008 under the Predecessor Plan to our named executive officers as set forth in the Grant of Plan-Based Awards table, please see page 28. During 2008, 290,404 shares of restricted stock were awarded to under the Predecessor Plan to our employees (not including the named executive officers).

Voting Recommendation

The board of directors recommends that you vote FOR this proposal.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2008 regarding compensation plans (including individual compensation arrangements, but not including qualified employee benefit plans and plan available to stockholders in a pro rata basis) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,242,725	$13.36	4,170,361
Equity compensation plans not approved by security holders	—	—	—

Total	4,242,725	$13.36	4,170,361

STOCKHOLDER PROPOSAL
(Item 3 on the Proxy Card)

We have received a stockholder proposal from Mr. George J. Fridd, 1231 Hamlin-Parma T.L. RD, Hilton, NY 14468. Mr. Fridd has requested that we include the following proposal and supporting statement in our proxy statement for the meeting, and if properly presented at the meeting, this proposal will be voted on at the meeting. Mr. Fridd beneficially owns at least $2,000 in market value of our common stock. The stockholder proposal and supporting statement are quoted verbatim in italics below.

Our management does not support the adoption of the resolution proposed below and asks stockholders to consider management’s response, which follows the stockholder proposal. The board of directors recommends a vote AGAINST this proposal.

Shareholder Proposal

RESOLVED: The shareholders of Frontier Communications Corporation request that the Board of Directors adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

Investors are increasingly concerned about mushrooming executive compensation especially when insufficiently linked to performance. In 2008, shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management useful information about shareholder views on the company’s senior executive compensation.

In its 2008 proxy, Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

To date ten other companies have agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Ingersol Rand, Blockbuster, and Tech Data. TIAA-CREFF, the country’s largest pension fund, has successfully utilized the Advisory Vote twice.

Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.

The Council of Institutional Investors endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. We believe company leaders should adopt an Advisory Vote voluntarily before required by law.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe that a company that has clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

We urge Frontier’s board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote.

Management Statement in Opposition to Stockholder Proposal

The board of directors recommends that you vote AGAINST this stockholder proposal for the following reasons:

1. The Process Requested by the Proposal is Unnecessary Because Frontier Already has an Effective and Meaningful Method of Communicating with the Board of Directors

As discussed on page 15 under the heading “Communications with the Board of Directors,” stockholders and other interested parties may communicate directly with the board or any specific director, including the Lead Director, any non-management director, or the non-management directors as a group, by writing to such director or group of directors at: Frontier Communications Corporation, Three High Ridge Park, Stamford, Connecticut 06905. Any communication will be forwarded to the director or directors to whom it is addressed.

2. The Vote Advocated by the Proposal Would Be an Imprecise and Ineffective Method of Expressing Support or Criticism of Frontier’s Executive Compensation Practices

Contrary to the assertions in the supporting statement for the proposal, the process advocated by the proposal would not provide “useful information” on executive compensation. We believe that a simple “yes” or “no” vote would not provide the Compensation Committee with sufficient insight into specific stockholder concerns regarding executive compensation that the Compensation Committee could consider when evaluating Frontier’s executive compensation practices.

3. The Proposal Fails to Recognize that Frontier Already Has in Place a Disciplined, Performance-Based Executive Compensation Program Designed to Align the Interests of our Executives with Those of our Stockholders

We believe that we have implemented an executive compensation program that is performance-based. The Compensation Committee, which is composed entirely of independent directors who have a fiduciary duty to establish compensation programs that are in the best interests of our stockholders, oversees our executive compensation program. The Compensation Committee spends a substantial amount of time reviewing a wide range of information impacting executive compensation, trends and detailed benchmarking data on prevailing compensation levels and programs at comparable companies. The Compensation Committee reviews this information and other data with its independent compensation consultant.

We believe that the compensation we pay to our executive officers is reasonable and appropriate. The performance of the CEO and the other named executive officers is measured against specific company and individual performance metrics. In determining the compensation for the CEO and other named executive officers, the Compensation Committee engages in an extensive and rigorous process to evaluate the executive’s performance against the pre-determined metrics and the third party data referred to above. In addition, we believe our current executive compensation program is appropriately designed and balanced to achieve and communicate our executive compensation goals. We explain the Compensation Committee’s philosophy, processes and conclusions in detail in the “Compensation Discussion and Analysis” section of our annual proxy statements. In short, executive compensation should continue to be the responsibility of disinterested independent fiduciaries who have the time, experience, expertise and resources to design and administer effective programs.

4. The Proposal Could Harm our Efforts to Recruit and Retain Exceptional Senior Executives

By requiring a practice not followed by most other U.S. companies, the proposal could constrain our efforts to recruit and retain exceptional senior executives to the extent they perceive this new practice as a threat to our commitment to pay competitive compensation. Also, by creating the risk that the good faith judgments of the independent directors who comprise the Compensation Committee could be “second-guessed,” the proposal could negatively impact the willingness of board members to serve on our Compensation Committee.

In summary, the board of directors does not believe the advisory vote called for by the stockholder proposal will enhance Frontier’s executive compensation program or otherwise is in the best interests of Frontier’s stockholders.

For the reasons described above, the board of directors recommends a vote AGAINST the stockholder proposal.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has met and held discussions with management, our senior internal auditor and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009, which is being presented to stockholders at the meeting for ratification.

Submitted by:

Howard L. Schrott, Chair
Leroy T. Barnes, Jr.
Larraine D. Segil
David H. Ward

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

In accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the NYSE, the Audit Committee pre-approves all auditing and permissible non-auditing services that will be provided by KPMG LLP, our independent registered public accounting firm.

The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:

	2008	2007
Audit Fees	$3,096,000	$2,995,000
Audit-Related Fees	30,000	629,600
Tax Fees	61,696	178,720
All Other Fees	91,500	—

Total	$3,279,196	$3,803,320

Audit Fees

Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and audit services provided in connection with other subsidiary and regulatory audit reports. These fees were approved by the Audit Committee.

Audit-Related Fees

Fees for 2008 are for work performed by KPMG LLP in connection with a registration statement. The fees for 2007 were for work performed by KPMG LLP in connection with our acquisition of Commonwealth Telephone Enterprises, Inc. (“CTE”) and registration statements.

Tax Fees

Fees for 2008 and 2007 are for work performed by KPMG LLP for tax-related professional services provided to CTE.

All Other Fees

Other fees for 2008 were for services related to a license fee and certain due diligence activities.

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on the Proxy Card)

The board of directors recommends that the stockholders ratify the selection of KPMG LLP, registered public accounting firm, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for 2009. The Audit Committee approved the selection of KPMG LLP as our independent registered public accounting firm for 2009. KPMG LLP is currently our independent registered public accounting firm.

The board of directors recommends a vote FOR this proposal.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2008 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another free copy of our 2008 Annual Report from:

Frontier Communications Corporation
Attn: Investor Relations Department
Three High Ridge Park
Stamford, Connecticut 06905
Telephone: (800) 877-4390
E-mail: frontier@frontiercorp.com

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2010 annual stockholders meeting must be received by us no later than December 7, 2009. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary
Frontier Communications Corporation
Three High Ridge Park
Stamford, Connecticut 06905
Fax: (203) 614-4651

For a stockholder proposal that is not intended to be included in our 2010 proxy statement under Rule 14a-8, our bylaws require the stockholder’s written proposal be submitted to our Secretary at the address above:

•	On or after the close of business on January 14, 2010; and

•	On or before the close of business on February 13, 2010.

In such a case, the notice of proposal must meet certain requirements set forth in our bylaws. Such proposals are not required to be included in our proxy materials.

If the date of the stockholder meeting is moved more than 30 days before or after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received not less than a reasonable time, as determined by our board, prior to the printing and mailing of proxy materials for the applicable annual meeting.

Appendix A

FRONTIER COMMUNICATIONS CORPORATION
2009 EQUITY INCENTIVE PLAN

SECTION 1
PURPOSE

The purpose of the Frontier Communications Corporation 2009 Equity Incentive Plan (the “Plan”) is to provide compensation incentives for high levels of performance and productivity by individuals who provide services to the Company. The Plan is intended to strengthen the Company’s existing operations and its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent, as well as encourage such individuals to have a greater personal financial investment in the Company through ownership of its common stock.

SECTION 2
DEFINITIONS

When used herein, the following terms have the following meanings:

(a) “AFFILIATE” means any company controlled by the Company, controlling the Company or under common control with the Company.

(b) “AWARD” means an award granted to any Eligible Individual in accordance with the provisions of the Plan.

(c) “AWARD AGREEMENT” means the written agreement or certificate evidencing the terms of the Award granted to an Eligible Individual under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or an Eligible Individual.

(d) “BENEFICIARY” means the beneficiary or beneficiaries designated pursuant to Section 10 to receive the amount, if any, payable under the Plan upon the death of a Participant.

(e) “BOARD” means the Board of Directors of the Company.

(f) A “CHANGE IN CONTROL” shall mean the occurrence of any of the following events with respect to the Company:

(i) any Person (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities other than in connection with a transaction, described in clause (ii) below, that would not result in the occurrence of a Change in Control;

(ii) consummation of any (1) consolidation or merger, other than a consolidation or merger of the Company which would result in the voting securities of the Company outstanding prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or businesses of the Company; or

(iii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board or any successor to the Company.

Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

(g) “CODE” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to Sections of the Code are to such Sections as they are currently designated and reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.)

(h) “COMPANY” means Frontier Communications Corporation and its successors and assigns.

(i) “COMMITTEE” means the Compensation Committee of the Board of Directors of the Company.

(j) “COVERED EMPLOYEE” means any Participating Company employee with respect to whom the Company could be subject to the deductibility limitation imposed by Section 162(m) of the Code.

(k) “DATE OF GRANT” means the date specified by the Committee on which a grant of Options, SARs, Restricted Stock, Performance Stock or any other awards contemplated by the Plan will become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

(l) “EFFECTIVE DATE” means the date this Plan is approved by the Board.

(m) “ELIGIBLE INDIVIDUAL” means a director, officer, or employee of any Participating Company or an individual who performs services for the Company directly or indirectly as a director, consultant or otherwise whose judgment, initiative and efforts, in the judgment of the Committee, foster the continued efficiency, productivity, growth and development of any Participating Company. Where required by the context, “Eligible Individual” includes an individual who has been granted an Award but is no longer performing services for any Participating Company.

(n) “EXISTING PLAN” means the Frontier Communications Corporation Amended and Restated 2000 Equity Incentive Plan.

(o) “FAIR MARKET VALUE” means, unless another reasonable method for determining fair market value is specified by the Committee, which method shall be one that is deemed to constitute fair market value for purposes of Section 409A to the extent it is used with respect to an Option or SAR, the average of the high and low sales prices of a share of the appropriate Series of Stock as reported by the New York Stock Exchange (or if such shares are listed on another national stock exchange or national quotation system, as reported or quoted by such exchange or system) on the date in question or, if no such sales were reported for such date, for the most recent date on which sales prices were quoted.

(p) “FAMILY MEMBER” AND “FAMILY TRUST” shall have the same meanings as are employed from time to time by the SEC for the purpose of the exception to the rules promulgated by the SEC which limit transferability of stock options and stock awards for purposes of Section 16 of the Exchange Act and/or the use of Form S-8 under the Securities Act. For the purposes of the Plan, the phrases “Family Member” and “Family Trust” shall be further limited, if necessary, so that neither the transfer to a Family Member or Family Trust nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or a Participant by reason of Section 162(m) of the Code.

(q) “FRONTIER PENSION PLANS” means any of the Company’s non-contributory defined-benefit qualified retirement plans in effect and applicable on the date in question.

(r) “INCENTIVE STOCK OPTION” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(s) “OPTION” means an option to purchase Stock, including Restricted Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of the Plan and which may be an Incentive Stock Option or a nonqualified stock option.

(t) “OPTION PRICE” means the purchase price payable on exercise of an Option.

(u) “PARTICIPATING COMPANY” means the Company or any subsidiary or other Affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company, any corporation or other entity which at the time such Option is granted under the Plan qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 425(f) of the Code; and further provided that, for Awards covered by Section 409A only, “Participating Company” means the Company and any corporation or other entity which at the time such Option is granted under the Plan would, together with the Company, be considered a single person under Section 414(b) or (c) of the Code.

(v) “PARTICIPANT” means an Eligible Individual who has been or is being granted an Award. When required by the context, the definition of Participant shall include an individual who has been granted an Award but is no longer an employee of any Participating Company.

(w) “PERFORMANCE-BASED EXCEPTION” means the performance-based exception to the deductibility limitation of Section 162(m) of the Code.

(x) “PERFORMANCE PERIOD” means a period of one or more years over which performance is measured in connection with an Award.

(y) “PERFORMANCE OBJECTIVES” means one or more measurable performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or, when so determined by the Committee, Options, SARs, Restricted Stock, dividend credits or other Awards pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Affiliate, division, department, region or function within the Company or Affiliate in which the Participant is employed. The Performance Objectives may be made relative to the performance of other companies. The Performance Objectives applicable to an Award subject to a Performance-Based Exception to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit—these profitability metrics could be measured or subject to GAAP definition);

(ii) Cash Flow (e.g., EBITDA, OIBDA, operating cash flow, free cash flow, free cash flow with or without specific capital expenditure targets or ranges, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii) Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed and equity);

(iv) Working Capital (e.g., working capital divided by sales, days’ sales outstanding and days’ sales in payables);

(v) Profit Margins (e.g., Profits, OIBDA, EDITDA or gross margins divided by revenues);

(vi) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA and total debt ratio);

(vii) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales and sales and administrative costs divided by profits); and

(viii) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, cost control, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of an Award subject to a Performance-Based Exception where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee may not make any modification of the Performance Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(z) “PERFORMANCE SHARE” means a performance share subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.

(aa) “PHANTOM STOCK” means a unit whose value is determined solely by reference to the value of one or more shares of Stock. Awards of Phantom Stock may be made pursuant to Section 8.

(bb) “PLAN” means this Frontier Communications Corporation 2009 Equity Incentive Plan, as the same may be amended, administered or interpreted from time to time.

(cc) “RESTRICTED STOCK” means Stock delivered under the Plan subject to the requirements of Section 7 and such other terms and restrictions as the Committee deems appropriate or desirable.

(dd) “SAR” means a right granted under the Plan that confers on the holder thereof a right to receive in cash or Stock, at the Committee’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the Date of Grant of the SAR (or, if the Committee so determines, in the case of any SAR retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the Date of Grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any SAR shall be as determined by the Committee; provided that no SAR shall be exercisable more than ten (10) years from the Date of Grant. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate.

(ee) “SAR PRICE” means the base exercise price set forth in the related Award Agreement to be used as the basis for determining the Spread upon the exercise of a SAR.

(ff) “SEC” means the Securities and Exchange Commission. “Exchange Act” means the Securities Exchange Act of 1934 and any rules and regulations promulgated thereunder. “Rule 16b-3” shall mean such rule promulgated by the SEC under the Exchange Act and, unless the circumstances require otherwise, shall include any other rule or regulation adopted under Sections 16(a) or 16(b) of the Exchange Act relating to compliance with, or an exemption from, Section 16(b). “Securities Act” means the Securities Act of 1933 and any rules and regulations promulgated thereunder. Reference to any section of the Securities Act, Exchange Act or any rule promulgated thereunder shall include any successor section or rule.

(gg) “SECTION 409A” means Section 409A of the Code and the regulations and any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(hh) “SPREAD” means the excess of the Fair Market Value on the date a SAR is exercised over the SAR Price provided for in the related Award Agreement.

(ii) “STOCK” means the Common Stock of the Company and any successor Common Stock.

(jj) “TERMINATION WITHOUT CAUSE” means termination of employment with a Participating Company by the employer for any reason other than death, Total Disability or termination for deliberate, willful or gross misconduct, and also means voluntary termination of employment by an employee.

(kk) “TOTAL DISABILITY” means the complete and permanent inability of an Eligible Individual to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary; provided, however, that to the extent any provision of this Plan or any Award Agreement under this Plan would cause a payment of deferred compensation to be made upon the occurrence of a Participant’s Total Disability, then such payment shall not be made unless such Total Disability also constitutes a “disability” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the time of payment schedule that would have applied in the absence of a Total Disability.

SECTION 3
SHARES SUBJECT TO THE PLAN

(a) Maximum Shares Available Under the Plan and Per-Person Limitations.

(i) Subject to adjustment as provided in Section 13 hereof, 10,000,000 shares of Stock are hereby reserved for issuance pursuant to Awards under the Plan. Notwithstanding the foregoing, Awards of Phantom Stock or share units granted pursuant to Section 8 that, by the terms of such Awards, are payable solely in cash shall not be subject to such limit; provided, however, that the value of all such Awards granted under the Plan, measured as of the Date of Grant, shall be determined by reference to no more than 2,500,000 shares of Stock. Shares of Stock reserved for issuance under the Plan shall be made available either from authorized and unissued shares or shares held by the Company in its treasury.

(ii) In any calendar year, no Eligible Individual may receive Awards covering more than 2,000,000 shares of the Company’s Stock if the Award is denominated in or valued by reference to a number of shares of Stock. Such number of shares of Stock shall be adjusted in accordance with Section 13 hereof. In addition, with respect to Phantom Stock and/or Performance Shares that are denominated in dollars and payable in cash, no Eligible Individual may receive Awards in excess of $2,000,000 in respect of each calendar year during the applicable Performance Period (i.e., no more than $6,000,000 in respect of a three-year Performance Period).

(b) Shares of Stock covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares of Stock available under the Plan as of a given date shall not be reduced by any shares of Stock relating to prior Awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award granted under the Plan, any shares of Stock that were covered by that Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if shares of Stock are tendered or otherwise used in payment of an Option Price, the total number of shares of Stock covered by the Option being exercised shall reduce the aggregate plan limit described above; (B) shares of Stock withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of shares of Stock covered by a SAR, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Stock based on Fair Market Value, such shares of Stock will not count against the aggregate plan limit described above.

(c) Notwithstanding the provisions of Section 3(b), with respect to any Award constituting an Option granted to any Eligible Individual who is a Covered Employee that is canceled, the number of shares of Stock originally subject to such Award shall continue to count in accordance with Section 162(m) of the Code.

SECTION 4
GRANT OF AWARDS AND AWARD AGREEMENTS

(a) Subject to and in furtherance of the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Eligible Individuals or groups of Eligible Individuals to whom Awards are to be granted; (ii) grant Awards to Eligible Individuals; (iii) determine the form or forms of Award to be granted to any Eligible Individual; (iv) determine the amount or number of shares of Stock, including Restricted Stock if the Committee so determines, subject to each Award; (v) determine the terms and conditions (which need not be identical) of each Award; (vi) determine the rights of each Participant after employment has terminated and the periods during which such rights may be exercised; (vii) establish and modify, consistent with the requirements under Section 162(m) of the Code, Performance Objectives; (viii) determine whether and to what extent Eligible Individuals shall be allowed or required to defer receipt of any Awards or other amounts payable under the Plan to the occurrence of a specified date or event; (ix) determine the price at which shares of Stock may be offered under each Award which price may, except in the case of Options or SARs, be zero; (x) permit cashless exercise of Options and other Awards; (xi) interpret, construe and administer the Plan and any related Award Agreement and define the terms employed therein; and (xii) make all of the determinations necessary or advisable with respect to the Plan or any Award granted thereunder. Awards granted to different Eligible Individuals or Participants need not be identical and, in addition, may be modified in different respects by the Committee.

(b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

(c) Notwithstanding anything in this Section 4 to the contrary, Options or SARs may be granted only to individuals who provide direct services on the Date of Grant of the Option or SAR to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E) in each entity in the chain.

SECTION 5
STOCK OPTIONS AND SARS

(a) With respect to Options and SARs, the Committee shall (i) authorize the granting of Incentive Stock Options, nonqualified stock options, SARs or a combination of Incentive Stock Options, nonqualified stock options and SARs; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a SAR; (iii) determine whether such Stock shall be Restricted Stock; (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be canceled by the exercise of a SAR; provided, however, that the aggregate Fair Market Value (determined as of the Date of Grant of the Option) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which Incentive Stock Options granted to any Eligible Individual under this Plan may first become exercisable in any calendar year shall not exceed $100,000. SARs can be either free-standing (not granted in tandem with another Award) or granted in tandem with another Award. If an SAR is granted in tandem with another Award, the Participant may choose to exercise either the underlying Award or the SAR, but not both.

(b) The exercise period for a nonqualified stock option shall be 10 years from the Date of Grant or such shorter period as may be specified by the Committee at the Date of Grant. The exercise period for an Incentive Stock Option, including any extension which the Committee may from time to time decide to grant, shall not exceed 10 years from the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an Eligible Individual who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”), such period, including extensions, shall not exceed five years from the Date of Grant.

(c) The Option Price or SAR Price shall be determined by the Committee at the time any Option or SAR is granted and shall be not less than the Fair Market Value on the Date of Grant, or, in the case of an Incentive Stock Option granted to a 10% Stockholder, 110% of the Fair Market Value on the Date of Grant, disregarding any restrictions in the case of Restricted Stock, on the Date of Grant of the Option, as determined by the Committee; provided, however, that such Option Price or SAR Price, as applicable, shall be at least equal to the par value of one share of Stock.

(d) No part of any Option may be exercised (i) until the Participant who has been granted the Award shall have remained in the employ of a Participating Company for such period after the Date of Grant of the Option as the Committee may specify in the Award Agreement and (ii) until achievement of such Performance Objectives or other criteria, if any, by the Participant, as the Committee may specify in the Award Agreement. Unless otherwise provided in the Plan, an Option shall not be exercisable earlier than six months following the Date of Grant of the Option. The Committee may further require that an Option become exercisable in installments.

(e) Except as otherwise provided in the Plan, the total Option Price shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock, or with respect to nonqualified options, Restricted Stock already owned by the optionee (subject to any minimum holding period specified by the Committee), having a total Fair Market Value on the date of exercise, as determined by the Committee, equal to the total Option Price, or a combination of cash and such other consideration having a total Fair Market Value on the date of exercise, as so determined, equal to the total Option Price; provided, however, that if payment of the Option Price is made in whole or in part in the form of Restricted Stock, the Stock received upon the exercise of the Option shall be Restricted Stock at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock paid on the exercise of the Option.

(f)  (i) Upon the Termination Without Cause of a Participant holding Options, his or her Options may be exercised to the extent exercisable on the date of Termination Without Cause, at any time and from time to time within 90 days of the date of such termination. The Committee, however, in its discretion, may provide that any Option of such a Participant which is not exercisable by its terms on the date of Termination Without Cause will become exercisable in accordance with a schedule (which may extend the time limit referred to above, but not later than the final expiration date specified in the Option Award Agreement) to be determined by the Committee.

(ii) Upon the death, retirement, or Total Disability (during a Participant’s employment or within three months after the termination of employment for any reason other than termination pursuant to circumstances described in clause (f)(iii) below) of a Participant holding an Option or SAR, his or her Options and SARs may be exercised only to the extent exercisable at the time of death, retirement or Total Disability (or such earlier termination of employment), at any time and from time to time 90 days after such death, retirement or Total Disability. The Committee, however, in its discretion, may provide that any Options outstanding but not exercisable at the date of the first to occur of death, retirement or Total Disability will become exercisable in accordance with a schedule (which may extend the limits referred to above, but not to a date later than the final expiration date specified in such Option Award Agreement) to be determined by the Committee.

(iii) If the employment of a Participant holding an Option is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights of such Participant and any Family Member or Family Trust or other transferee to which such Participant has transferred his or her Option shall expire immediately upon receipt by the Participant of the notice of such termination.

(iv) In the event of the death of a Participant, his or her Options may be exercised by the person or persons to whom the Participant’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators or Beneficiary. The death of a Participant after Total Disability or Termination Without Cause will not adversely effect the rights of a Participant or anyone entitled to the benefits of such Option.

(g) Except as otherwise determined by the Committee, no Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution, unless the Committee determines that an Option may be transferred by a Participant to a Family Member or Family Trust or other transferee. In no event shall any Participant transfer an Option for value. Any transfer shall be evidenced by a writing from a grantee to the Committee or Committee’s designee on a form established by the Committee. Absent an authorized transfer during the lifetime of the Participant, an Option shall be exercisable only by him or her or by his or her guardian or legal representative.

(h) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an Incentive Stock Option.

(i) If authorized by the Committee in its sole discretion, the Company may accept the surrender of the right to exercise any Option granted under the Plan as to all or any of the shares of Stock as to which the Option is then exercisable, in exchange for payment to the optionee (in cash or shares of Stock valued at the then Fair Market Value, or a combination thereof) of an amount not to exceed the difference between the Option Price and the then Fair Market Value of the shares as to which such right to exercise is surrendered.

SECTION 6
PERFORMANCE SHARES

(a) The Committee shall determine a Performance Period and shall determine the Performance Objectives for Performance Shares. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

(b) Performance measures may vary from Participant to Participant and between groups of Participants and shall be based upon such Performance Objectives or combination of factors as the Committee may deem appropriate. For Performance Shares that are intended to qualify under the Performance-Based Exception, the Committee will establish in writing, during the first 90 days of the specified Performance Period, one or more specified Performance Objectives and the maximum payment available upon achievement of such Performance Objectives. The Committee may also establish lower reward levels for lower levels of achievement of the specified performance measures, and may establish a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level or levels, but falls short of maximum achievement of the specified Performance Objectives. No payment will be made under such Performance Shares if the minimum performance measure for the applicable Performance Period is not met. The Committee may establish other performance measures for Performance Shares that are not intended to qualify under the Performance-Based Exception. The Performance Objectives and other performance measures may be measured individually, alternatively or in any combination, and they may be established based on Company-wide objectives or objectives related to a specific division, subsidiary, Affiliate, department, region or function in which the Participant is employed. If more than one Performance Objective or performance measure is specified by the Committee, the Committee shall also specify, in writing, whether one, all or some other number of such Performance Objectives must be attained in order for such Award to qualify for the Performance-Based Exception. The Committee may provide in writing, as part of establishing the Performance Objectives or performance measures, for how performance will be measured against a target to reflect the impact of special charges or income, accounting or tax law changes and any other extraordinary or nonrecurring items.

(c) If a Participant terminates service with all Participating Companies during a Performance Period because of death, Total Disability, or a corporate transaction or event described in Section 13, the Committee may provide the Participant a payment in settlement of each Performance Share for which the Performance Period was prescribed (i) based upon the Performance Objectives or performance measures satisfied at the end of such Performance Period and (ii) prorated for the portion of the Performance Period during which the Participant was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Share in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Participant. If a Participant terminates service with all Participating Companies during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

(d) Each Performance Share may be paid in whole shares of Stock, including Restricted Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall set forth in the Award Agreement, commencing not later than March 15 of the year after the year in which the relevant Performance Period ends. Any dividends or distributions payable on Performance Shares (or the equivalent as specified in the grant), other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid over to the Participant when and if payment is made of the underlying Performance Shares unless the Award Agreement provides otherwise. Except as otherwise provided in this Section 6, no Performance Shares awarded to Participants shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Performance Period unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee. In no event shall Performance Shares be transferred by a Participant for value.

SECTION 7
RESTRICTED STOCK

(a) Restricted Stock may be received by a Participant either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Restricted Stock shall be subject to a restriction period, if any, after which restrictions shall lapse. The restriction period shall mean a period commencing on the Date of Grant of the Award and ending on a date specified in the Award Agreement or upon the achievement of such Performance Objectives or other criteria as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate. To the extent that Restricted Stock is intended to qualify under the Performance-Based Exception, the grant of the Restricted Stock shall be conditioned on (or the applicable restrictions on the

Restricted Stock shall include) the achievement during a Performance Period of one or more Performance Objectives. In this case, the rules in Section 6(b) for specifying and applying Performance Objectives, for establishing maximum available and lesser reward levels, and for otherwise complying with the Performance-Based Exception shall apply.

(b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period unless the Committee determines that an Award may be transferred by a Participant to a Family Member or Family Trust or other transferee; provided, however, that in no event shall shares of Restricted Stock be transferred for value during the Restriction Period.

(c) If a Participant’s employment with all Participating Companies terminates for any reason or in the event of the Participant’s death, in each case, before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines within 45 days after such termination, be forfeited by the Participant and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the Option Price paid on the exercise of the Option.

(d) Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Stock, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

(e) Nothing in this Section 7 shall preclude a Participant from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(f) Unless the Award Agreement provides otherwise, amounts equal to any cash dividends representing the periodic distributions of profits declared and payable during the Restriction Period with respect to the number of shares of Restricted Stock credited to a Participant shall be paid to the Participant within 30 days after each dividend becomes payable, unless, at the Date of Grant of the Award, the Committee determines that the dividends should be reinvested in additional shares of Restricted Stock, in which case additional shares of Restricted Stock shall be credited to the Participant based on the Stock’s Fair Market Value at the time of each such dividend, or unless the Committee specifies otherwise. Notwithstanding the foregoing, all dividends or distributions payable on shares of Restricted Stock (or the equivalent as specified in the grant) subject to Performance Objectives shall be paid over to the Participant when and if restrictions lapse on the underlying shares of Restricted Stock, unless the Award Agreement provides otherwise.

SECTION 8
OTHER STOCK-BASED AWARDS

(a) Phantom Stock may be credited to an Eligible Individual either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Each share of Phantom Stock may be paid in whole shares of Stock, including Restricted Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the Date of Grant of the Phantom Stock or otherwise, commencing not later than sixty (60) days after the payment date designated by the Committee on the Date of Grant. Any dividends or distributions payable on Phantom Stock (or the equivalent as specified in the Award Agreement), other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid over to the Participant when and if payment is made on the underlying Phantom Stock, unless the Award Agreement provides otherwise. To the extent that Phantom Stock is intended to qualify under the Performance-Based Exception, either the initial grant or the ultimate payment of the Phantom Stock shall be made subject to the achievement during a Performance Period of one or more Performance Objectives. In this case, the rules in Section 6(b) for specifying and applying Performance Objectives, for establishing the maximum available and any lesser reward levels, and for otherwise complying with the Performance-Based Exception shall apply.

(b) Except as otherwise provided in this Section 8, no Phantom Stock awarded to Participants shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee. In no event shall Phantom Stock be transferred by a Participant for value.

(c) The Committee may grant other Awards under the Plan which are denominated in stock units or pursuant to which shares of Stock may be acquired, including Awards valued using measures other than Fair Market Value, if deemed by the Committee in its discretion to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the form of such Awards, the number of shares of Stock to be granted or covered pursuant to such Awards and all other terms and conditions of such Awards. To the extent that any such Award is intended to qualify under the Performance-Based Exception, either the initial grant or the ultimate payout of the Award shall be made subject to the achievement during a Performance Period of one or more Performance Objectives. In this case, the rules in Section 6(b) for specifying and applying Performance Objectives, for establishing the maximum available and any lesser reward levels, and for otherwise complying with the Performance-Based Exception shall apply. Any compensation due under an Award (or pursuant to a commitment to grant an Award) under this Section 8(c) shall be provided in full not later than the sixtieth (60th) day following the date there is no longer such a substantial risk of forfeiture with respect to the Award, unless the Committee shall clearly and expressly provide otherwise in the Award Agreement with respect to the Award.

SECTION 9
CERTIFICATES FOR AWARDS OF STOCK

(a) Subject to Section 7(d), each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares or have their shares registered for their account in book entry form by the Company’s transfer agent with appropriate restrictions relating to the transfer of such shares. If a certificate is issued, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares of Stock and shall be subject to appropriate stop-transfer orders. Certificates representing shares of Restricted Stock and Performance Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Stock.

(b) The Company shall not be required to issue or deliver any shares or certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed or quoted, and (ii) the completion of any registration, qualification, approval or authorization of such shares of Stock under any federal or state law, or any ruling or regulation or approval or authorization of such shares of Stock under any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(c) All shares and certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities or regulatory laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(d) Except for the restrictions on Restricted Stock under Section 7, each Participant who receives an Award of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions in accordance with the provisions of this Plan under which the Award is granted. No Participant awarded an Option or a Performance Share shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of certificate or certificates for such shares.

(e) No Participant awarded Phantom Stock or other share units shall have any rights as a stockholder with respect to any shares whose value is used to determine the value of such Phantom Stock or share units; provided, however, that this sentence shall not preclude any Award of Phantom Stock or share units from providing dividend equivalent rights or payouts to the Participant in the form of shares of the

Company’s Stock (and the Participant shall have full stockholder rights with respect to any such paid out shares).

SECTION 10
BENEFICIARY

(a) Each Eligible Individual shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. An Eligible Individual may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Individual’s death, and in no event shall it be effective as of a date prior to receipt thereof by the Committee.

(b) If no such Beneficiary designation is in effect at the time of an Employee’s death, or if no designated Beneficiary survives the Eligible Individual or if such designation conflicts with law, the Eligible Individual’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

SECTION 11
ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board’s pleasure. Each member of the Committee shall be both a member of the Board and shall satisfy the “non-employee director” or similar successor requirements, if any, of Rule 16b-3 under the Exchange Act and the “outside director” or similar successor requirements, if any, of Section 162(m) of the Code and the regulations promulgated thereunder.

(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any related Award Agreement and define the terms employed in the Plan or any agreement, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

(d) The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of the Plan.

(e) The Committee’s decisions and determinations under the Plan and with respect to any Award granted thereunder need not be uniform and may be made selectively among Awards, Participants or Eligible Individuals, whether or not such Awards are similar or such Participants or Eligible Individuals are similarly situated.

(f) The Committee shall keep minutes of its actions under the Plan. The action of a majority of the members of the Committee present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

(g) The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

(h) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the members or former member may have as directors or under the by-laws of the Company or otherwise.

(i) The Committee’s determination that an Option, Performance Share, Restricted Stock or other stock-based awards may be transferred by a Participant to a Family Member or Family Trust or other transferee may be set forth in determinations pursuant to Section 11(c), rules and regulations of general application adopted pursuant to Section 11(d), in the written Award Agreement, or by a writing delivered to the Participant made any time after the relevant Award or Awards have been granted, on a case-by-case basis, or otherwise. In any event, the transferee or Family Member or Family Trust shall agree in writing to be bound by all the provisions of the Plan and the Award Agreement, and in no event shall any such transferee have greater rights under such Award than the Participant effecting such transfer. In no event shall a Participant transfer an Award for value.

SECTION 12
AMENDMENT OR DISCONTINUANCE

(a) The Board may, at any time, amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. Notwithstanding the foregoing, if an amendment to the Plan (i) would materially increase the benefits accruing to Participants, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Stock is not traded on the New York Stock Exchange, the principal national securities exchange on which the Stock is traded or quoted, then such amendment shall be subject to stockholder approval and will not be effective unless and until such approval has been obtained. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any Participant who has received a previously granted Award without his or her consent unless the amendment or termination is necessary or desirable (i) for the continued validity of the Plan or its compliance with Rule 16b-3 or any other applicable law, rule or regulation or pronouncement, or (ii) to avoid any adverse consequences under Section 162(m) of the Code, Section 409A or any requirement of a securities exchange or association or regulatory or self-regulatory body.

(b) If permitted by Section 409A and, in the case of an Award intended to comply with the Performance-Based Exception, Section 162(m), in the event of termination of employment by reason of death, Total Disability or normal or early retirement, or in the event of unforeseeable emergency or other special circumstances, of a Participant who holds an Option or SAR not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Shares which have not been fully earned, or any other stock-based awards made pursuant to Section 8 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(i) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option, SAR or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(c) Except in connection with a corporate transaction or event described in Section 13, the terms of any outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the exercise price of outstanding SARs, or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price, that is less than the exercise price of the original Option or exercise price of the original SARs, as applicable, without stockholder approval.

SECTION 13
ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

(a) In the event of a change in corporate capitalization, stock split or stock dividend, the number of shares purchasable upon exercise of an Option or SAR shall be increased to the new number of shares which result from the shares covered by the Option or SAR immediately before the change, split or dividend. The purchase price per share shall be reduced proportionately and the total purchase price will remain the same.

(b) In the event of any other change in corporate capitalization, or a corporate transaction, such as any merger of a corporation into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spinoff, split-off, spin-out, split-up or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by a corporation or other similar event which could distort the implementation of the Plan or the realization of its objectives, or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make an appropriate adjustment in the number of shares of Stock (i) which are covered by the Plan, (ii) which may be granted to any one Eligible Individual and which are subject to any Award, and the purchase price therefor, and in terms, conditions or restrictions on securities as the Committee deems equitable, with the objective that the securities covered under the Plan or an Award shall be those securities which a Participant would have received if he or she had exercised his or her Option or SAR prior to the event or been entitled at that time to his or her Restricted Stock or Performance Shares, and, if applicable, in the number of shares of Stock covered by other awards granted pursuant to Section 8; provided, however, that any such adjustment to the number specified in Section 3(a)(ii) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify. Moreover, in the event of any such transaction or event or in the event of a Change in Control (subject to Section 14), the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A. In addition, for each Option or SAR with an Option Price or SAR Price greater than the consideration offered in connection with any such termination or event or Change in Control (subject to Section 14), the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.

(c) All such events occurring between the effective date of the Option and its exercise shall result in an adjustment to the Option terms.

SECTION 14
CHANGE IN CONTROL

Awards may include, or may incorporate from any relevant guidelines adopted by the Committee, terms which provide that any or all of the following actions or consequences, with any modifications adopted by the Committee, may occur as a result of any Change in Control to assure fair and equitable treatment of Participants:

(a) All outstanding Options shall become immediately exercisable in full.

(b) All Awards, including Restricted Stock and Performance Shares, shall vest in full as of the date of the Change in Control.

SECTION 15
MISCELLANEOUS

(a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

(b) No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

(c) No Eligible Individual or Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments of Awards provided for under the Plan shall be paid by the Company either by issuing shares of Stock or by delivering cash from the general funds of the Company or other property of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established in connection with this Plan. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participant shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.

(d) Absence on leave approved by a duly constituted officer of the Company (a “Company approved leave”) shall not be considered termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave. Notwithstanding the preceding sentence, if an Award that is subject to Section 409A is to be distributed upon “separation from service” within the meaning of Section 409A, a Company approved leave shall be considered to result in a separation from service to the extent necessary for compliance with Section 409A.

(e) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

(f) The right of any Participant or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 10 with respect to the designation of a Beneficiary or as may otherwise be required by law or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder or unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Participant or his or her Beneficiary or transferee, Family Trust or Family Member, then the Committee may terminate such person’s interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his or her Beneficiary, taking into account the expressed wishes of the Participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

(g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review upon request to all Eligible Individuals at all reasonable times at the Company’s administrative offices.

(h) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Participant or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes. The Committee may in its discretion permit the payment of such withholding taxes by authorizing the Company to withhold shares of Stock to be issued, or the Participant to deliver to the Company shares of Stock owned by the Participant or Beneficiary, in either case having a Fair Market Value equal to the amount of such taxes, or otherwise permit a cashless exercise.

(i) All elections, designations, requests, notices, instructions and other communications from an Eligible Individual, Participant, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or transmitted by facsimile copy or delivered to such location as shall be specified by the Committee.

(j) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(k) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(l) The Plan and the grant, exercise and carrying out of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to all required or otherwise appropriate approvals and authorizations by any governmental or regulatory agency or commission. The Company shall have no obligation of any nature hereunder to any Eligible Individual, Participant or any other person in the absence of all necessary or desirable approvals or authorizations and shall have no obligation to seek or obtain the same.

(m) Whenever possible, each provision of this Plan and any Award Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any such provision is held to be ineffective, invalid, illegal or unenforceable in any respect under the applicable laws or regulations of the United States or any state, such ineffectiveness, invalidity, illegality or unenforceability will not affect any other provision but this Plan and any such agreement will be reformed, construed and enforced so as to carry out the intent hereof or thereof and as if any invalid or illegal provision had never been contained herein.

(n) For any Award that is intended to qualify for the Performance-Based Exception, (i) the Committee shall interpret the Plan in light of Section 162(m) of the Code and the guidance thereunder; (ii) the Committee shall have no discretion to amend the conditions on the grant or payout of the Award or to amend the terms of the Award in any way that would adversely affect the availability of the Performance-Based Exception with respect to such Award, (iii) such Award shall not be granted, settled or paid out, whichever applies under the performance conditions for such Award, until the Committee shall determine and certify in writing that the applicable performance measures with respect to such Award were satisfied, which determination and certification shall be made within 60 days following the end of the applicable Performance Period, (iv) where the grant of the Award is performance conditioned, such grant shall be subject to the Committee’s discretion to reduce (but not increase) the grant the Participant will receive as a result of the certification of the performance measures, and (v) where the settlement or payout of the Award is performance conditioned, to the extent provided in the Award Agreement the settlement or payout of such Award shall be subject to the Committee’s discretion to reduce (but not increase) what the Participant will receive as a result of the certification of the performance measures. In exercising such discretion to decrease what the Participant will receive, the Committee may consider performance with respect to one or more targets, without regard to whether these targets are based on Performance Objectives.

(o) The Committee, in its discretion, may defer the payment of an Award, if such payment would cause the annual remuneration of a Participant, who is a Covered Employee to be nondeductible because it exceeds $1,000,000. Any such deferral shall be clearly and expressly provided for by the Committee and, in the case of Awards subject to Section 409A, subject to the limitations set forth in the next sentence. Any such deferral (i) shall be until the earlier of (A) the Participant’s separation from service (within the meaning of Section 409A and subject to Section 16), or (B) the next succeeding year (or years) in which the deduction of the payment will not be barred by application of Section 162(m) of the Code, (ii) is conditioned on all payments to similarly situated Award recipients being treated in a reasonably consistent manner, (iii) is conditioned on all payments to the Award recipient that could also be deferred on the basis of nondeductibility under Section 162(m) of the Code being similarly delayed, and (iv) shall not be applied to payments under Options or SARs. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A.

(p) The Plan shall be construed and governed under the laws of the State of Delaware.

SECTION 16
COMPLIANCE WITH SECTION 409A

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (i) the Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month or death.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

(e) In the event that any Award shall be deemed not to comply with Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

SECTION 17
EFFECTIVE DATE

This Plan will be effective as of the Effective Date. No grants will be made under the Existing Plan on or after the date the Plan is first approved by the stockholders of the Company, except that outstanding awards granted under the Existing Plan will continue unaffected following the Effective Date. No grant will be made under this Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

Frontier Communications Corporation
Three High Ridge Park
Stamford, Connecticut 06905

2009 Annual Meeting of Stockholders
10:00 a.m., Eastern Daylight Savings Time, May 14, 2009
Three High Ridge Park
Stamford, Connecticut 06905

ADVANCE REGISTRATION

Attendance at the meeting is limited to our stockholders, or their authorized representatives, and our guests. If you plan to attend or send a representative to the meeting, please notify us by marking the Advance Registration box on your proxy.

You may view this proxy statement and our Annual Report at the following Internet web site: www.proxyvote.com. An advance registration form may be submitted (for registered stockholders only) by selecting the proxy statement, the advance registration form and then clicking on the submit button once you have completed the form.

FRONTIER COMMUNICATIONS CORPORATION
3 HIGH RIDGE PARK
STAMFORD, CT 06905

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FRONTIER COMMUNICATIONS CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “FOR” the nominees listed below and “FOR” Proposals 2 and 4, and “AGAINST” Proposal 3.		☐	☐	☐

Proposal 1 — To elect Directors

Nominees:

01) Kathleen Q. Abernathy	07) William M. Kraus
02) Leroy T. Barnes, Jr.	08) Howard L. Schrott
03) Peter C.B. Bynoe	09) Larraine D. Segil
04) Michael T. Dugan	10) David H. Ward
05) Jeri B. Finard	11) Myron A. Wick, III
06) Lawton Wehle Fitt	12) Mary Agnes Wilderotter
							For	Against	Abstain

Proposal 2 — To adopt the 2009 Equity Incentive Plan.							☐	☐	☐

Proposal 3 — To consider and vote upon a stockholder proposal, if presented at the meeting.							☐	☐	☐

Proposal 4 — To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2009.							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

Note: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. See reverse for additional proxy information.

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Information about Delivery of Stockholder Materials

“Householding”

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one Form 10-K to accounts sharing the same last name and address. A copy of Frontier’s 2008 Form 10-K, if not included in this package, has been sent to your address in another proxy package and should have already arrived. If you have not yet received a Form 10-K, would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact Frontier’s investor relations department by phone at 1-800-877-4390; by mail at 3 High Ridge Park, Stamford, CT, 06905; or by email at Frontier@frontiercorp.com.

Vote Your Proxy Online

You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Savings Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com) and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material

After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online and how to vote these shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M11518

Frontier 401(k) Savings Plan
Proxy Solicited on Behalf of Board of Directors

The undersigned hereby authorizes and directs T. Rowe Price Retirement Plan Services, as the Trustee under the Frontier 401(k) Savings Plan, to vote all shares of stock allocable to the undersigned under the provisions of the Plan and appoints William M. Kraus, Howard L. Schrott and Myron A. Wick, III, or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Corporation (the “Company”) to be held on Thursday, May 14, 2009, at 10:00 a.m., Eastern Daylight Savings Time, at our offices at 3 High Ridge Park, Stamford, CT 06905, and at any adjournments thereof. Said Trustee is authorized and directed to execute and deliver a written proxy appointing such individuals to act as proxies as directed.

This proxy, when properly executed, will be voted in the manner directed by the signatory stockholder. If no direction is given, it will be voted in FAVOR of the election of all directors and the adoption of Proposal 2 and Proposal 4 and AGAINST Proposal 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

FRONTIER COMMUNICATIONS CORPORATION
3 HIGH RIDGE PARK
STAMFORD, CT 06905

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Frontier Communications Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Frontier Communications Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M11531	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTIER COMMUNICATIONS CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “FOR” the nominees listed below and “FOR” Proposals 2 and 4, and “AGAINST” Proposal 3.		☐	☐	☐

Proposal 1 — To elect Directors

Nominees:

01) Kathleen Q. Abernathy	07) William M. Kraus
02) Leroy T. Barnes, Jr.	08) Howard L. Schrott
03) Peter C.B. Bynoe	09) Larraine D. Segil
04) Michael T. Dugan	10) David H. Ward
05) Jeri B. Finard	11) Myron A. Wick, III
06) Lawton Wehle Fitt	12) Mary Agnes Wilderotter
							For	Against	Abstain

Proposal 2 — To adopt the 2009 Equity Incentive Plan.							☐	☐	☐

Proposal 3 — To consider and vote upon a stockholder proposal, if presented at the meeting.							☐	☐	☐

Proposal 4 — To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2009.							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

Note: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. See reverse for additional proxy information.

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Information about Delivery of Stockholder Materials

“Householding”

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one Form 10-K to accounts sharing the same last name and address. A copy of Frontier’s 2008 Form 10-K, if not included in this package, has been sent to your address in another proxy package and should have already arrived. If you have not yet received a Form 10-K, would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact Frontier’s investor relations department by phone at 1-800-877-4390; by mail at 3 High Ridge Park, Stamford, CT, 06905; or by email at Frontier@frontiercorp.com.

Vote Your Proxy Online

You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Savings Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com) and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material

After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online and how to vote these shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M11532

FRONTIER COMMUNICATIONS CORPORATION
Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints William M. Kraus, Howard L. Schrott and Myron A. Wick, III, or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Corporation (the “Company”) to be held on Thursday, May 14, 2009, at 10:00 a.m., Eastern Daylight Savings Time, at our offices at 3 High Ridge Park, Stamford, CT 06905, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the signatory stockholder. If no direction is given, it will be voted in FAVOR of the election of all directors and the adoption of Proposal 2 and Proposal 4 and AGAINST Proposal 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)